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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4.11

LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (this “Agreement”) is made as of December 19, 2017 (the “Effective Date”), by and between Five Prime Therapeutics, Inc., a Delaware corporation (“Five Prime”), having a place of business at 111 Oyster Point Boulevard, South San Francisco, California 94080, USA, and Zai Lab (Shanghai) Co., Ltd., a limited company organized under the laws of P.R. of China (“Zai”), having a place of business at 4560 Jinke Rd, Bldg. 1, 4/F, Pudong, Shanghai, China, 201210. Five Prime and Zai are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, Five Prime is a biopharmaceutical company that is developing a proprietary FGFR2b antibody known as FPA144 for the treatment of cancer and controls certain patents and know-how relating to FPA144;

Whereas, Zai is a biopharmaceutical company engaged in the research, development and commercialization of pharmaceutical products in the greater China region; and

Whereas, Zai wishes to obtain from Five Prime an exclusive license to develop and commercialize FPA144 in the Territory, and Five Prime is willing to grant such a license to Zai, all in accordance with the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

article 1
DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1“Active Ingredient” means the clinically active material(s) that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.2“Affiliate” means, with respect to an Entity, any Entity that controls, is controlled by, or is under common control with such Entity. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of an Entity, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Entity, by contract or otherwise.

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1.3“Antibody” means any full-length antibody, antigen-binding fragment thereof, and chemically modified antibody or antigen-binding fragment thereof (including any pegylated versions and regardless of whether containing amino acid substitutions, in all cases, to the extent still constituting an antibody or antigen-binding fragment thereof), all of the foregoing whether naturally occurring, artificially produced, raised in an artificial system, or created through modification of an antibody produced in any of the foregoing ways or otherwise.

1.4“Applicable Laws” means collectively all laws, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing) and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party’s activities in connection with this Agreement.

1.5“Biosimilar Product” means, with respect to a Licensed Product in a particular country, any pharmaceutical product that: (a) has received all necessary approvals by the applicable Regulatory Authorities in such country to market and sell such product as a pharmaceutical product, including all required pricing and reimbursement approvals; (b) is marketed or sold by a Third Party that has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of Five Prime or Zai or any of their respective Affiliates, licensees or sublicensees with respect to such Licensed Product; and (c) is approved as (i) a “biosimilar” (in the United States) of such Licensed Product, (ii) a “similar biological medicinal product” (in the EU) with respect to which such Licensed Product is the “reference medicinal product”, or (iii) if not in the US or EU, the foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Licensed Product; in each case for use in such country pursuant to an expedited regulatory approval process governing approval of generic biologics based on the then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under foreign law) and where such regulatory approval was based in significant part upon clinical data generated by Five Prime, Zai or their respective Affiliates or sublicensees with respect to such Licensed Product.

1.6“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in San Francisco, California or Shanghai, China are required by Applicable Laws to remain closed.

1.7“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.8“Calendar Year” means each 12-month period commencing on January 1.

1.9“CFDA” means the China Food and Drug Administration, and local counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.

1.10“CFDA Submission Timeline” has the meaning set forth in Section 5.1(c).

1.11“cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) the principles detailed in the International Conference on Harmonization's Q7 guidelines, and (d) the equivalent Applicable Laws in any relevant country or region, each as may be amended and applicable from time to time.

1.12“Clinical Trial” means any human clinical trial of a Licensed Product.

1.13“Change of Control” means, with respect to a Party:

(a)the acquisition by any individual, Entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who or which constitute(s) a Third Party (a “Specified Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of such Party entitled to vote generally in the election of directors of such Party (the “Outstanding Voting Securities”); provided, however, that for the purposes of this sub-section (a), the following acquisitions of securities of such Party shall not constitute a Change of Control of such Party, notwithstanding that any such acquisition would constitute a Change of Control of such Party in the absence of this proviso: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by such Party or any Affiliate of such Party or (y) any acquisition by a Specified Person pursuant to a transaction which complies with subsection (b) of this definition;

(b)the consummation of any acquisition, merger or consolidation of such Party by any Third Party (a “Business Combination Transaction”), unless immediately following such Business Combination Transaction, the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination Transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation or other Entity resulting from such Business Combination Transaction (including a corporation or other Entity which as a result of such transaction owns the then-outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries); or

(c)such Party or any of its Affiliates sells or transfers to any Specified Person(s) in one or more related transactions properties or assets representing all or substantially all of such Party’s business or assets to which the subject matter of this Agreement relates at the time of such sale or transfer.

1.14“Collaboration IP” means all Inventions that are made jointly by the Parties or solely by a Party and that are not FPA144 Collaboration IP. For the avoidance of doubt, “Collaboration IP” includes all Inventions as defined above in the therapeutic, diagnostic and process development fields, including any diagnostic assays, technologies and platforms, and any Companion Diagnostics, including any Companion Diagnostics that are in development as of the Effective Date and any Companion Diagnostics that are developed in the future, shall be deemed within Collaboration IP, solely to the extent that each of the foregoing are not FPA144 Collaboration IP.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.15“Commercialization” or “Commercialize” means all activities directed to marketing, promoting, advertising, exhibiting, distributing, detailing, selling (and offering for sale or contracting to sell) or otherwise commercially exploiting (including pricing and reimbursement activities) a Licensed Product in the Field in the Territory (including importing and exporting activities in connection therewith).

1.16“Commercialization Plan” means, with respect to a Licensed Product, the written strategic and tactical plans and commercial budget for the Commercialization of such Licensed Product in the Territory.

1.17“Commercially Reasonable Efforts” means, with respect to a Party’s obligations or activities under this Agreement, the carrying out of such obligations or activities with a level of effort and resources consistent with the commercially reasonable practices normally devoted by a similarly situated company, as part of an active and continuing program of development and commercialization of a pharmaceutical product of similar market potential, at a similar stage of its product life, taking into account all relevant factors, including but not limited to, the competitiveness of the marketplace and the proprietary position, regulatory status, and relative safety and efficacy of such product.

1.18“Competing Antibody Product” means any product that is or incorporates any Antibody (other than the Licensed Antibody) that is directed to FGFR2 or FGFR2b as an intended therapeutic mechanism of action.

1.19“Confidential Information” of a Party means, subject to Section 10.2, all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, in each case in connection with this Agreement or the Confidentiality Agreement, whether made available orally, visually, in writing or in electronic form. All FPA144 Collaboration IP shall be deemed Confidential Information of Five Prime notwithstanding the fact that such information may be generated and disclosed to Five Prime by Zai, and all Collaboration IP shall be deemed the Confidential Information of the owning Party, pursuant to Section 13.1(a).

1.20“Control” or “Controlled” means the possession by a Party (whether by ownership, license or otherwise) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms and conditions set forth herein, or (b) with respect to Patents, intangible Know-How or other intellectual property rights, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) under such Patents, intangible Know-How or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case of (a) and (b), without breaching the terms of any agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use or (sub)license.

1.21“CTA” means a Clinical Trial Application submitted to the CFDA for approval to conduct human clinical trials.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.22“Develop” or “Development” or “Developing” means all development activities for any Licensed Product that are directed to obtaining Regulatory Approval(s) of such Licensed Product and to support appropriate usage for such Licensed Product in the Field, including: all research, non-clinical, preclinical and clinical activities, testing and studies of such Licensed Product; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies of such Licensed Product; distribution of such Licensed Product for use in Clinical Trials (including placebos and comparators); statistical analyses; the preparation, filing and prosecution of any NDA-C for such Licensed Product in the Territory, with respect to Development activities conducted under the Territory Development Plan, and the preparation, filing and prosecution of any Biological License Application or New Drug Application (each as defined by the FDA) outside the Territory, with respect to Development activities conducted under the Global Development Plan; development activities directed to label expansion (including prescribing information) or obtaining Regulatory Approval for one or more additional Indications following initial Regulatory Approval; development activities conducted after receipt of Regulatory Approval that are required or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Regulatory Approval; and pharmacoeconomic studies relating to the Indication for which the applicable Licensed Product is being developed; in each case above, including investigator- or institution-sponsored studies for which a Party is providing material or assistance or otherwise has written obligations to such investigator or institution; and all regulatory activities related to any of the foregoing; provided, however, that Development shall exclude Commercialization and manufacturing activities (including manufacturing activities related to Development).

1.23“Dollar” or “$” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.24“Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.25“FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.26“FGFR Target(s)” means, individually or collectively, as the context indicates, the fibroblast growth factor receptor (“FGFR”) targets commonly known as FGFR1, FGFR2, FGFR3 and FGFR4, including any isoforms of the foregoing.

1.27“Field” means the treatment or prevention of any disease or condition in humans.

1.28“First Commercial Sale” means, with respect to any Licensed Product (or any Biosimilar Product) in any country or jurisdiction, the first sale of such Licensed Product (or Biosimilar Product) to a Third Party for distribution, use or consumption in such country or jurisdiction after Regulatory Approvals, as applicable, have been obtained for such Licensed Product (or Biosimilar Product) in such country or jurisdiction.

1.29“Five Prime IP” means Five Prime Know-How and Five Prime Patents.

1.30“Five Prime Know-How” means, subject to Section 2.7(c), all Know-How Controlled by Five Prime as of the Effective Date or at any time during the Term that is

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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necessary or reasonably useful for the Development, manufacture or Commercialization of Licensed Products in the Field in the Territory, including all Know-How within the FPA144 Collaboration IP and all Know-How within the Five Prime-owned Collaboration IP; provided, however, that Five Prime Know-How shall exclude all Know-How that comes into Five Prime’s Control as a result of a Change of Control of Five Prime.

1.31“Five Prime Patents” means, subject to Section 2.7(c), all Patents in the Territory Controlled by Five Prime as of the Effective Date or at any time during the Term that cover a Licensed Product (including composition of matter and methods of using, making or detecting Licensed Products), including all Patents in the Territory claiming FPA144 Collaboration IP, Five Prime’s interest in the Joint Patents and all other Patents claiming Five Prime-owned Collaboration IP; provided, however, that Five Prime Patents shall exclude all Patents that come into Five Prime’s Control as a result of a Change of Control of Five Prime. Exhibit A includes the Five Prime Patents that are owned or exclusively licensed by Five Prime and that are existing as of the Effective Date; provided, that, for the avoidance of doubt, any Patent that otherwise meets the definition of a Five Prime Patent shall still be considered a Five Prime Patent even if such Patent is not identified on Exhibit A.

1.32“FPA144 Collaboration IP” means all Inventions that are made jointly by the Parties or solely by a Party and that specifically relate to one or more of the following: (i) an antibody or antigen-binding fragment thereof that binds to FGFR2, including any Licensed Antibody or Licensed Tool Antibody; (ii) FGFR2; or (iii) a composition of matter of or a method of using, making or detecting any of (i) or (ii). For the avoidance of doubt, “FPA144 Collaboration IP” includes all Inventions in the therapeutic, diagnostic, and process development fields, including any diagnostic assays, technologies and platforms, and any Companion Diagnostics, including any Companion Diagnostics that are in development as of the Effective Date and any Companion Diagnostics that are developed in the future, provided that such Invention specifically relates to one or more of the foregoing (i)-(iii).

1.33“FPA144-004 Study” means Five Prime’s global Registrational Trial of FPA144 in front-line gastric cancer and GEJ cancer titled “FIGHT: A Phase 1/3 Study of FPA144 versus Placebo in Combination with Modified FOLFOX6 in Patients with Previously Untreated Advanced Gastric and Gastroesophageal Cancer” with corresponding protocol number FPA144-004, as may be amended from time to time.

1.34“FTE” means the equivalent of the work of a full-time individual for [***].

1.35“FTE Rate” means a rate of [***] per FTE per year, to be pro-rated on an hourly basis of [***] per FTE per hour, assuming [***] for an FTE.

1.36“Fully Burdened Manufacturing Cost” means, with respect to any Licensed Product supplied by or on behalf of Five Prime to Zai hereunder:

(a)if such Licensed Product (or any precursor or intermediate thereof) is manufactured by a Third Party manufacturer, (i) the actual Third Party costs of such manufacturing incurred by Five Prime, including the costs of raw materials (including any costs

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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incurred by Five Prime for time spent by Five Prime personnel to draft authorization letters or other documentation necessary for Zai to obtain such raw materials, at the FTE Rate), intermediates and components, reference materials or standards required for release testing, materials necessary to support stability studies (including methods, reference materials and consumables), drug substance and drug product manufacturing, labeling and packaging, quality assurance and stability testing, characterization testing, quality control (“QC”) release testing of drug substance and drug product, quality assurance (“QA”) batch record review and release of product, storage and freight, shipping, tariffs, customs clearance and export fees, plus (ii) any internal costs incurred by Five Prime in association with such manufacturing, including for process development, project management (at the FTE Rate), manufacturing oversight (including at the FTE Rate for any Five Prime person-in-plant) and quality control and assurance; plus

(b)if such Licensed Product (or any precursor or intermediate thereof) is manufactured by Five Prime or its Affiliate, the actual, fully burdened cost of such manufacturing, including the cost of raw materials (including any costs incurred by Five Prime for time spent by Five Prime personnel to draft authorization letters or other documentation necessary for Zai to obtain such raw materials, at the FTE Rate), direct labor and benefits, a proportionate share of indirect manufacturing costs, including idle plant capacity reserved specifically for such Licensed Product based on anticipated product volumes in the ensuing [***], intellectual property acquisition and licensing costs (including royalties, upfront fees, etc.) paid by Five Prime with respect to the manufacture of such Licensed Product, and all other reasonable and customary manufacturing-related costs for such Licensed Product, including actual product inventory write-offs, factory, plant or equipment start-up or start-up amortization costs, scale-up expenses, failed lots, and freight in/out and sales and excise taxes imposed thereon, customs and duty and charges levied by government authorities, and all costs of packaging. Such fully burdened costs shall be calculated in accordance with GAAP.

1.37“GAAP” means United States generally accepted accounting principles, consistently applied.

1.38“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) (the “ICH Guidelines”) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.39“GEJ” means gastroesophageal junction.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.40“GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time.

1.41“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.42“IND” means an investigational new drug application or equivalent application filed with a Regulatory Authority in a given country, which application is required to commence human clinical trials in such country.  For the avoidance of doubt, a CTA is an IND.

1.43“Indication” means a separate and distinct disease, disorder or medical condition that a Licensed Product is intended to treat, prevent, cure, or ameliorate, or that is the subject of a Clinical Trial and where it is intended that the data and results of such Clinical Trial (if successful) shall be used to support a Regulatory Submission and approval that is intended to result in distinct labeling within the indications section of the label relevant to usage in such disease, disorder or medical condition that is separate and distinct from another disease, disorder or medical condition. For clarity, each different histologic or genetic subtype or line of therapy (e.g., well-differentiated or poorly-differentiated gastric cancer, non-small cell lung cancer and small cell lung cancer, first-line gastric cancer and second-line gastric cancer) shall be deemed a different Indication.

1.44“Invention” means any information, discovery, improvement, modification, process, method, design, protocol, formula, data, invention, algorithm, forecast, profile, strategy, plan, result, know-how and trade secret, patentable or otherwise, that is discovered, generated, conceived or reduced to practice by or on behalf of either Party (including by its Affiliates, employees, agents or contractors), whether solely or jointly, in the course of the performance of this Agreement, including all rights, title and interest in and to the intellectual property rights therein and thereto.

1.45“JPT” has the meaning set forth in Section 3.2(g).

1.46“JSC” has the meaning set forth in Section 3.2(a).

1.47“Know-How” means any information and materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patents and any information that is not Confidential Information.

1.48“License” has the meaning set forth in Section 2.1(b).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.49“Licensed Antibody” means Five Prime’s proprietary afucosylated FGFR2b antibody known as FPA144 and having the structure set forth in Exhibit B, and all fragments, conjugates, derivatives or modifications thereof.

1.50“Licensed Product” means any pharmaceutical product containing the Licensed Antibody (whether alone as the sole Active Ingredient or as a combination with other Active Ingredient(s), provided that such other Active Ingredient(s) is not proprietary to Five Prime), in any form, presentation, formulation or dosage form.

1.51“Licensed Tool Antibodies” means Five Prime’s proprietary tool antibodies known as GAL-FR21 and FPR2-D (mouse) and all fragments, conjugates, derivatives or modifications thereof.

1.52“NDA-C” means a New Drug Application (as defined by the CFDA), or any successor application having substantially the same function, or its foreign equivalent for approval to market or sell a pharmaceutical product in the Territory.

1.53“Net Sales” means with respect to a Licensed Product, the gross amount billed or invoiced by or for the benefit of Zai and its Affiliates, licensees and sublicensees (each of the foregoing, a “Seller”) to independent, unrelated persons (“Buyers”) in bona fide arm’s length transactions with respect to such Licensed Product, less the following deductions, in each case to the extent actually allowed and taken by such Buyers and not otherwise recovered by or reimbursed to Seller in connection with such Licensed Product:

(a)transportation charges and other charges directly related thereto, such as insurance, in each case, to the extent actually incurred;

(b)sales, excise taxes [***] paid by the Seller and any other governmental charges or taxes imposed specifically upon the sale of such Licensed Product and actually paid;

(c)discounts and chargebacks actually granted, allowed or incurred in connection with the sale of such Licensed Product that are not otherwise attributable to other products of Zai and its Affiliates;

(d)allowances or credits to such Buyer actually given and not in excess of the selling price of such Licensed Product on account of rejection, outdating, recalls or return of such Licensed Product;

(e)amounts written off by reason of uncollectible debt if and when actually written off or allowed, after commercially reasonable debt collection efforts have been exhausted, provided that such amounts shall be added back to Net Sales if and when collected; and

(f)rebates, reimbursements, fees or similar payments to wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations, where such payments are not attributable to other products of Zai and its Affiliates.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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No deduction shall be made for any item of cost incurred by any Seller in Developing or Commercializing Licensed Products except as permitted pursuant to clauses (a) to (f) of the foregoing sentence; provided that Licensed Products transferred to Buyers in connection with [***] shall give rise to Net Sales only to the extent that any Seller invoices or receives amounts therefor. If a single item falls into more than one of the categories set forth in clauses (a)-(f) above, such item may not be deducted more than once.

Such amounts shall be determined from the books and records of the Seller, and shall be calculated in accordance with GAAP.

Sales between Zai and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is a distributor to which risk of loss of such Licensed Product transfers or is an end user.

If a Licensed Product is sold in the form of a combination product containing both a Licensed Antibody and one or more Active Ingredient(s) (whether co-formulated or co-packaged) that is not a Licensed Antibody (a “Combination Product”), the Net Sales of such Licensed Product for the purpose of calculating royalties owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, Zai shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of such Licensed Product, if sold separately, and B is the total aggregate invoice price of all other Active Ingredients in such Combination Product if sold separately. In each case, A and B shall be adjusted on a pro rata basis to account for dosing differences between the amounts of Active Ingredient(s) included in the Combination Product relative to the amounts of Active Ingredient(s) included in the separately sold product. If any other Active Ingredient in such Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of such Licensed Product if sold separately, and C is the invoice price of such Combination Product. If neither such Licensed Product nor any other Active Ingredient in such Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in such Combination Product to the total fair market value of such Combination Product.

With respect to any sale of any Licensed Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Licensed Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Licensed Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Licensed Products distributed for use in Clinical Trials.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Net Sales shall be calculated on an accrual basis, in a manner consistent with Zai’s accounting policies for external reporting purposes, as consistently applied, in accordance with GAAP.

1.54“Pan-FGFR Inhibitor” means a molecule or pharmaceutical product that (a) broadly inhibits multiple FGFR Targets as its therapeutic mechanism of action (including at least one FGFR Target that is not FGFR2 or FGFR2b) and (b) is no more selective for FGFR2 or FGFR2b than any other FGFR Target.

1.55“Patents” means any U.S., foreign, international or regional patent application or patent in any jurisdiction (including any provisional, non-provisional, divisional, continuation or continuation-in-part application, and any patents that issue thereon); and any reissue, renewal, substitution, extension or addition of any of the foregoing patents or applications; and any foreign equivalents of any of the foregoing (as more fully set forth in this Agreement).

1.56“Patent Prosecution” means activities directed to (a) preparing, filing and prosecuting applications (of all types) for any Patent, (b) managing any interference, opposition, re-issue, reexamination, supplemental examination, invalidation proceedings (including inter partes or post-grant review proceedings), revocation, nullification, or cancellation proceeding relating to the foregoing, (c) deciding whether to abandon or maintain Patent(s), (d) listing in regulatory publications (as applicable), (e) patent term extension applications and maintenance, and (f) settling any interference, opposition, reexamination, invalidation, revocation, nullification or cancellation proceeding.

1.57“Person” means any individual, unincorporated organization or association, governmental authority or agency or Entity.

1.58“Phase 3 Clinical Trial” means a controlled or uncontrolled human Clinical Trial of a Licensed Product that would satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 3 clinical trial” in the Global Development Plan or the Territory Development Plan.

1.59“PRC” means the People’s Republic of China, which for the purposes of this Agreement shall exclude Hong Kong, Macau and Taiwan.

1.60“Registrational Trial” means a human Clinical Trial that satisfies at least one of the following criteria (regardless of whether such trial is referred to as a “phase 1 clinical trial”, a “phase 2 clinical trial”, a “phase 2b clinical trial” or a “phase 3 clinical trial”):

(a)it would, based on interactions with a Regulatory Authority or otherwise prior to the initiation of such trial, satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations;

(b)it is designed in a manner to allow for the addition of additional patients such that it could satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations; or

(c)it is otherwise intended, at the time of initiation, to support (either alone or together with other Phase 3 Clinical Trials) an application for marketing approval of a new product (or a new indication or expanded use for an already approved product).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

1.61“Regulatory Approval” means, with respect to a Licensed Product in a region in the Territory, all approvals that are necessary for the commercial sale of such Licensed Product in such region in the Territory, excluding any pricing and reimbursement approvals.

1.62“Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products, including the CFDA, and any corresponding national or regional regulatory authorities.

1.63“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product, including any such right that may become available following the Effective Date, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (but excluding any patent term extension mechanism), or rights similar thereto outside the United States, but in all cases excluding Patents and patent term extensions based on such rights.

1.64“Regulatory Submissions” means any filing, application or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals and any pricing or reimbursement approvals, as applicable, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Licensed Product.

1.65“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon). For the avoidance of doubt, Taxes includes value add taxes (“VAT”).

1.66“Territory” means the PRC, Hong Kong, Macau and Taiwan (each of which for purposes of this Agreement shall each be deemed a region).

1.67“Third Party” means any Person other than a Party or an Affiliate of a Party; provided that, solely for purposes of the definition of “Change of Control”, Third Party shall not include any “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

1.68“United States” means the United States of America.

1.69“Upstream License Agreements” has the meaning set forth in Section 2.3.

1.70“Upstream Licensors” has the meaning set forth in Section 2.3.

1.71“Valid Claim” means: (a) a claim in an issued Patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by written agreement of the Parties; or (b) a claim that has been pending [***] or less from the date that the first action on the merits (excluding restriction requirements, notices to file missing parts, and the like) was received in a patent application in which such claim is examined, and that has not been abandoned (without the possibility of refiling) or finally rejected by the applicable governmental

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

authority or court (and from which no appeal is or can be taken). For clarity, if a claim is canceled and refiled in a continuing application, the period of pendency is calculated from the date that the first action on the merits as to that claim was first received.

1.72“[***] Agreements” means, collectively, [***].

1.73“Working Group” has the meaning set forth in Section 3.3(h).

1.74“Zai Collaboration IP” means all Collaboration IP that is owned by Zai pursuant to Section 13.1(a).

1.75“Zai IP” means all Patents and Know-How (i) Controlled by Zai as of the Effective Date or (ii) that thereafter comes into Zai’s Control independent of this Agreement, and in each case, that are used or applied by or on behalf of Zai or its Affiliates or sublicensees in the Development, manufacture or Commercialization of Licensed Products. For clarity, Zai IP may include inventions that are broadly applicable to the Development, manufacture or Commercialization of pharmaceutical products generally, including Licensed Products.

1.76“Zai Patents” means all Patents in the Zai IP.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

1.77Additional Definitions. The following table identifies the location of definitions set forth in various Sections of this Agreement:

Definition	Section
Acquisition Affiliate	2.9(a)
Agreement	Preamble
Alliance Manager	3.1
Anti-Corruption Laws	11.7(a)(i)
Arbitration Notice	15.3(a)
Arbitrators	15.3(b)
[***]	2.3
Business Combination Transaction	1.13(b)
Buyer	1.53
CFDA Submission Timeline	5.1(c)
Combination Product	1.53
Companion Diagnostics	5.10(a)
Competing Product	2.8(a)
Competing Program	2.9(a)
Confidentiality Agreement	16.6
Continuing Technology Transfer	4.1
Deficient Site	5.6(b)
Disclosing Party	10.1(a)
Effective Date	Preamble
Ex-Territory Infringement	13.3(a)
Examined Party	9.8
Exclusive License	2.1(a)
Exclusive Tail Expiration Date	14.1
Executive Officers	3.2(f)
Facility-fit Assessment	7.2(b)
Five Prime	Preamble
Five Prime Indemnitee(s)	12.1
Five Prime Specifications	7.2(c)
[***]	2.3
Global Allocation Cap	5.4
Global Brand Elements	8.4(c)
Global Development Plan	5.3
ICH Guidelines	1.38
Indemnified Party	12.3
Indemnifying Party	12.3
Initial Technology Transfer	4.1
Joint Patent	13.1(c)(ii)
JPT	3.2(g)
JSC	3.2(a)
License	2.1(b)
[***]	2.3

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

Losses	12.1
Manufacturing Assumption Notice	7.2(d)
Manufacturing Notice	7.2(b)
Outstanding Voting Securities	1.13(a)
QA	1.36(a)
QC	1.36(a)
Oversight Plan	6.9
Party/Parties	Preamble
Paying Party	9.9(b)
Public Official	11.7(d)
Publication	10.4
Receiving Party	10.1(a)
Recipient	9.9(b)
Replacement Site	5.6(b)
Research License	2.1(b)
Review Period	10.4
Royalty Term	9.3(b)
Rules	15.3(a)
Safety Agreement	6.4(a)
SEC	10.6(c)
Seller	1.53
Specified Person	1.13(a)
Technology Transfer	4.1
Term	14.1
Territory Development Plan	5.2
Upstream License Agreements	2.3
Upstream Licensors	2.3
VAT	1.65
VAT Credit	9.10
VAT Withholding	9.10
Working Group	3.2(h)
Zai	Preamble
Zai Indemnitee(s)	12.2
Zai Specifications	7.2(c)

article 2
LICENSE

2.1License Grants to Zai.

(a)Subject to the terms and conditions of this Agreement, Five Prime hereby grants to Zai (i) an exclusive (subject to Five Prime’s retained rights as set forth in Section 2.4), royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2, under the Five Prime IP to Develop, make, have made, distribute, use, sell, offer for sale, import and otherwise Commercialize Licensed Products in the Field in the Territory (the “Exclusive License”), and (ii) a non-exclusive license, with the right to grant sublicenses solely in

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

accordance with Section 2.2, under the Five Prime IP to perform the Development activities in the Field outside of the Territory that are assigned to Zai under the Global Development Plan to the extent permitted by this Agreement.

(b)Subject to the terms and conditions of this Agreement, Five Prime hereby grants to Zai a non-exclusive license (with the right to grant sublicenses solely in accordance with Section 2.2) under the Five Prime IP to conduct research using the Licensed Tool Antibodies in furtherance of the Development and Commercialization of Licensed Products in the Field in the Territory (the “Research License” and together with the Exclusive License, the “License”).

2.2Right to Sublicense.

(a)Subject to the terms and conditions of this Agreement, Zai shall have the right to grant sublicenses of the License: (i) to its Affiliates, provided that such sublicense shall automatically terminate if such sublicensee ceases to be an Affiliate of Zai; and (ii) subject to Section 5.9, to contract research organizations, contract manufacturers, distributors and other Third Party subcontractors for the sole purpose of (x) with respect to the Exclusive License, performing Zai’s obligations with respect to the Development, manufacture and Commercialization of Licensed Products in the Field in the Territory; provided that Zai may not grant a sublicense under the Exclusive License [***], in each case ((A) and (B)), without Five Prime’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; or (y) with respect to the Research License, conducting research using the Licensed Tool Antibodies in furtherance of the Development and Commercialization of Licensed Products in the Field in the Territory. Notwithstanding the foregoing, Zai shall obtain Five Prime’s prior written consent if Zai wishes to sublicense all or substantially all of Zai’s rights or obligations under this Agreement with respect to any region within the Territory.

(b)Each sublicense shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement, and Zai shall ensure that its sublicensees comply with the terms and conditions of this Agreement. Zai may fulfill any of its obligations under this Agreement itself or through its Affiliates and sublicensees, provided however that Zai will remain directly responsible for all its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Affiliates or sublicensees. Zai shall provide Five Prime with written notice of any sublicense within [***] after it becomes effective (including the identity of the sublicensee and the region in which such rights have been sublicensed) and shall provide Five Prime with a true and complete copy of each sublicense agreement, subject to Zai’s right to redact any confidential or proprietary information contained therein that is not necessary for Five Prime to determine compliance with this Agreement, and an English translation thereof [***], which translation will be a certified translation if requested by Five Prime; [***]. Zai will provide Five Prime with copies of any quality oversight or audit reports, including certified English translations thereof if requested by Five Prime[***], from audits that Zai has conducted on any sublicensees or subcontractors that Zai engages to fulfill its obligations under this Agreement to the extent such reports are relevant to such sublicensees’ or subcontractors’ conduct of such obligations no later than [***] after receiving or preparing, as applicable, any such report.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.3Upstream Licenses. Zai acknowledges and agrees that: (a) Five Prime obtained the rights to certain Five Prime IP [***] under certain license agreements with the Upstream Licensors (collectively, the “Upstream License Agreements”); (b) the License constitutes a sublicense under each applicable Upstream License Agreement, subject to this Section 2.3; and (c) each such sublicense is subject to the terms and conditions of the applicable Upstream License Agreements [***]. Without limiting the foregoing, Zai acknowledges that Zai’s right under the Exclusive License to make and have made Licensed Products may be subject to the consent of the Upstream Licensors.

2.4Five Prime Retained Rights. Notwithstanding the exclusive nature of the Exclusive License, Five Prime expressly retains the rights to use the Five Prime IP in the Field in the Territory in order to perform its obligations under this Agreement and to conduct research and Development activities under the Global Development Plan, in each case whether directly or through its Affiliates, licensees or contractors. For clarity, Five Prime retains the exclusive right to practice, license and otherwise exploit the Five Prime IP outside the scope of the License.

2.5License Grants to Five Prime. Zai hereby grants to Five Prime during the Term:

(a)a non-exclusive, fully-paid, royalty-free, perpetual, irrevocable and sublicenseable (through multiple tiers) license under the Zai IP to develop, make, have made, distribute, use, sell, offer for sale, import and otherwise commercialize Licensed Products (i) outside the Territory and (ii) in the Territory solely as necessary for Five Prime to perform its obligations under this Agreement and to conduct research and Development activities under the Global Development Plan; and

(b)an exclusive, fully-paid, royalty-free, perpetual, irrevocable and sublicenseable (through multiple tiers) license under the Zai Collaboration IP to develop, make, have made, distribute, use, sell, offer for sale, import and otherwise commercialize Licensed Products outside the Territory.

2.6No Implied Licenses; Negative Covenant.  Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any trademarks, Patents or patent applications of the other Party. Zai shall not, and shall not permit any of its Affiliates or sublicensees to, practice any Five Prime IP outside the scope of the License.

2.7Reimbursement for Third Party Sublicense.

(a)If, during the Term, Five Prime obtains Control of any intellectual property rights from a Third Party [***], which intellectual property rights are necessary for the Development, manufacture or Commercialization of Licensed Products in the Field in the Territory (“Third Party IP Rights”), then such Third Party IP Rights shall be included in the Five Prime IP and sublicensed to Zai, subject to the terms and conditions of this Agreement and the agreement between Five Prime and such Third Party. Five Prime shall notify Zai in writing of such Third Party IP Rights, including a description thereof and any payments that Five Prime is obligated to pay in connection with the grant, maintenance or exercise of the sublicense to Zai, and Zai hereby agrees to reimburse Five Prime (a) with respect to any such payments that solely pertain to the Development, manufacture or Commercialization of Licensed Products in the Territory[***], and (b) with respect to any such payments that pertain to the Development, manufacture or Commercialization of Licensed Products both inside and outside of the Territory, [***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)Notwithstanding the foregoing Section 2.7(a), in the event that Zai determines in good faith that the non-financial terms of a license of any Third Party IP Rights that would be applicable to Zai as a sublicensee thereof pursuant to Section 2.7(a) would materially adversely affect Zai’s business or its anticipated business activities, then Zai shall have the right to decline such sublicense of Third Party IP Rights from Five Prime; provided that, in any agreement under which Five Prime obtains any such Third Party IP Rights, [***].

(c)If Zai desires to exercise its right pursuant to Section 2.7(b) to decline a sublicense to any Third Party IP Rights, then Zai shall notify Five Prime in writing within [***] after Five Prime’s notice pursuant to Section 2.7(a) and the definitions of Five Prime Patents and Five Prime Know-How shall be deemed to exclude any such Third Party IP Rights, as applicable, and, for the avoidance of doubt, such Third Party IP Rights shall not be included within the scope of the License.

2.8Non-Compete.

(a)Subject to Section 2.9, during the Term, Zai shall not, and shall ensure that its Affiliates do not, engage in, independently or for or with any Third Party, any research, development, manufacture or commercialization of any molecule or pharmaceutical product that is directed to FGFR2 or FGFR2b as an intended therapeutic mechanism of action (each a “Competing Product”) other than Licensed Products in accordance with this Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 2.8(a) shall not apply to (i) that certain pan-FGFR molecule known as ZL-2301, and (ii) any Pan-FGFR Inhibitor that is directed to at least one target that is a non-FGFR Target (e.g., endothelial growth factor receptor) as an intended therapeutic mechanism of action.

(b)Subject to Section 2.9, during the Term, Five Prime shall not, and shall ensure that its Affiliates do not, engage in, independently or for or with any Third Party, any research, development, manufacture or commercialization of any Competing Product in the Territory, other than Licensed Products in accordance with this Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 2.8(b) shall not apply to any Pan-FGFR Inhibitor that is directed to at least one target that is a non-FGFR Target (e.g., endothelial growth factor receptor) as an intended therapeutic mechanism of action.

2.9Acquisition Products and Programs.

(a)Notwithstanding the restrictions in Section 2.8(a) and 2.8(b), if a Third Party becomes an Affiliate of a Party after the Effective Date as a result of a Change of Control of such Party (each such Third Party, an “Acquisition Affiliate”), and, as of the closing date of such Change of Control transaction such Third Party is engaged in a program directed to the research, development, manufacture or commercialization of a Competing Product that, if conducted by a Party, would cause such Party to be in breach of its exclusivity obligations set forth in Section 2.9(a) or 2.8(b) (such Third Party program, a “Competing Program”), then Section 2.8(a) or 2.8(b), as applicable, shall not apply with respect to such Competing Program, and such Acquisition Affiliate may continue such Competing Program after such Change of Control and such continuation shall not constitute a breach of a Party’s exclusivity obligations set forth in Section 2.8(a) or 2.8(b), as applicable; provided that (A) at the time of the closing date of the relevant Change of Control transaction, an IND has been filed by or on behalf of such Acquisition Affiliate for at least one Competing Product arising from such Competing Program, and (B) such Acquisition Affiliate conducts such Competing Program independently of the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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activities of this Agreement and does not use or have access to any intellectual property or Confidential Information of either Party for the conduct of such Competing Program.

(b)Without limiting Section 2.9(a), following the closing date of any relevant Change of Control transaction, the restrictions set forth in Section 2.8(a) and Section 2.8(b), as applicable, shall not apply with respect to Acquisition Affiliates; provided that (i) such Acquisition Affiliate does not use or have access to any intellectual property or Confidential Information of either Party for the conduct of a Competing Program, and (ii) following such closing date and for the remainder of the Term, any such Acquisition Affiliate shall not engage in (independently or for or with any Third Party) any research, development, manufacture or commercialization of any Competing Antibody Product either (1) anywhere in the world (with respect to any Acquisition Affiliate of Zai) or (2) in the Territory (with respect to any Acquisition Affiliate of Five Prime).

2.10Restrictions on Sublicensees and Licensees.

(a)Zai shall incorporate into any sublicense with a Third Party entered into during the Term that grants such Third Party the right to Develop or Commercialize Licensed Products in the Territory (other than as a service provider acting on Zai’s behalf) a provision (and shall use commercially reasonable efforts to enforce such provision), preventing such Third Party from engaging in, independently or for or with any other Third Party, any research, development, manufacture or commercialization of any Competing Product, other than Licensed Products in accordance with the terms of such sublicense agreement and this Agreement, as such terms are applicable to the activities of such Third Party. Notwithstanding the foregoing, Zai shall not be required to include any obligation in such sublicense agreement restricting such Third Party from (i) researching, developing, manufacturing or commercializing any Pan-FGFR Inhibitor or (ii) continuing any Competing Program that such Third Party was already conducting at the time of entry into such sublicense agreement if an IND was filed by or on behalf of such Third Party for at least one Competing Product from such Competing Program prior to such time.

(b)Five Prime shall incorporate into any license with a Third Party entered into during the Term that grants such Third Party the right to Develop or Commercialize Licensed Products (other than as a service provider acting on Five Prime’s behalf) a provision (and shall use commercially reasonable efforts to enforce such provision), preventing such Third Party from engaging in, independently or for or with any other Third Party, any research, development, manufacture or commercialization of any Competing Product in the Territory, other than Licensed Products in accordance with the terms of such license agreement. Notwithstanding the foregoing, Five Prime shall not be required to include any obligation in such license agreement restricting such Third Party from (i) researching, developing, manufacturing or commercializing any Pan-FGFR Inhibitor in the Territory or (ii) or continuing any Competing Program that such Third Party was already conducting at the time of entry into such sublicense agreement if an IND was filed by or on behalf of such Third Party for at least one Competing Product from such Competing Program prior to such time.

article 3
GOVERNANCE

3.1Alliance Managers. Each Party shall appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (the “Alliance Manager”), which Zai Alliance Manager shall be fluent in English. The Alliance Managers

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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shall: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties, provided that all communications between the Parties shall be in English; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC (as a non-voting participant), JPT and Working Group meetings. An Alliance Manager may also bring any matter to the attention of the JSC, JPT or applicable Working Group if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

3.2Joint Steering Committee.

(a)Formation. No later than [***] following the Effective Date, The Parties shall establish a joint steering committee (the “JSC”) to monitor and coordinate the Development, manufacture and Commercialization of Licensed Products in the Field in the Territory. The JSC will be composed of an equal number of representatives from each Party and a minimum of [***] representatives of each Party, with (i) at least [***] from Zai who are fluent in English, (ii) at least [***] of each Party that have direct knowledge and expertise in the development, manufacture and commercialization of products similar to Licensed Products; [***], and (iii) at least [***] of each Party holding the position of [***] or above in such Party.

(b)Role. The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement; (ii) review, discuss and approve the overall strategy for the Development, manufacture, and Commercialization of Licensed Products in the Field in the Territory; (iii) review and discuss the initial Territory Development Plan and review, discuss and approve any amendments thereto in accordance with Section 5.2; (iv) review and discuss any amendments to the Global Development Plan in accordance with Section 5.3; (v) review and discuss the Commercialization Plan and amendments thereto; (vi) establish and oversee the JPT and Working Groups as necessary or advisable to further the purpose of this Agreement; (vii) discuss potential implications of Zai’s decision to file and hold Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory in its own name (to the extent such actions are permitted under Applicable Law) and (viii) perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the Parties’ written agreement.

(c)Limitation of Authority. The JSC shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement.

(d)Meetings. The JSC shall hold meetings at such times as it elects to do so, but shall meet no less frequently than [***] per Calendar Year. The JSC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communication method; provided that all such meetings shall be conducted in English; provided further, that at least [***] each Calendar Year during the period commencing on the Effective Date and ending on the date the JSC is disbanded pursuant to Section 3.2(i), such meetings will be conducted in person at locations selected alternatively by Five Prime and Zai or such other location as the Parties may agree. [***]. The Alliance Managers shall jointly prepare and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

circulate minutes for each JSC meeting within [***] of each such meeting and shall ensure that such minutes are reviewed and approved by their respective companies within [***] thereafter.

(e)Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend a meeting of the JSC (in a non-voting capacity), JPT or Working Group in the event that the planned agenda for such JSC, JPT or Working Group meeting would require such participants’ expertise; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

(f)Decision-Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives having one vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] after such matter was brought to the JSC for resolution, such matter shall be referred to the [***] of Five Prime (or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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an executive officer of Five Prime designated by the [***] of Five Prime who has the power and authority to resolve such matter) and the [***] of Zai (or an executive officer of Zai designated by the [***] of Zai who has the power and authority to resolve such matter) (collectively, the “Executive Officers”) for resolution. If the Executive Officers cannot resolve such matter within [***] after such matter has been referred to them, then:

(i)Zai shall have the final decision-making authority with respect to any Territory-specific activities related to the Development or Commercialization of Licensed Products in the Field in the Territory that are not part of the Global Development Plan, including amendments to the Territory Development Plan; provided that: (1) Zai’s decision is consistent with its obligations to use Commercially Reasonable Efforts to Develop and Commercialize Licensed Products; (2) Zai’s decision to amend the Territory Development Plan must be consistent with the Global Development Plan; and (3) Zai shall not make any decision that would reasonably be expected to (A) result in a material quality, safety, toxicity or side effect concern; (B) materially adversely affect the continued Development or Commercialization of Licensed Products outside the Territory; or (C) cause Five Prime to be in violation of Applicable Laws as the owner and holder of Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory. [***]; and

(ii)Five Prime shall have the final decision-making authority with respect to any Development activities in the Territory and outside the Territory in each case that are part of the Global Development Plan, which may affect a global study or Development of Licensed Products outside the Territory, or which are related to Five Prime’s obligations under Applicable Law as the owner and holder of Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory; provided that Five Prime shall not make any decision that would materially increase Zai’s obligations or expenses above those set forth in the then-current Global Development Plan without Zai’s written consent or unless such actions are reasonably necessary for Five Prime to comply with Applicable Laws as the owner and holder of Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory.

(g)Joint Project Team. No later than [***] following the Effective Date, the JSC will form a joint project team (the “JPT”) to coordinate and oversee the day-to-day performance of the activities and obligations of the Parties under this Agreement. The JPT will be composed of representatives from each Party who have direct knowledge and expertise in each of the following functional areas: clinical, clinical operations, pharmaceutical development, regulatory, safety, manufacturing, intellectual property, marketing and commercial, in each case, as such functional areas relate to products similar to Licensed Products; provided that [***] of Zai’s representatives in the JPT shall be fluent in English. The JPT shall meet as frequently as and shall operate as the JSC may determine. The JPT may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications method. The JPT and its activities shall be subject to the oversight of, and shall report to, the JSC and the JSC shall resolve all disputes that arise within the JPT within [***] after any such matter is brought to the JSC for resolution. In no event shall the authority of the JPT exceed the authority of the JSC. Each Party shall be responsible for all of its own expenses of participating in the JPT.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

(h)Working Groups. From time to time, the JSC may establish joint working groups (each, a “Working Group”) on an “as-needed” basis to oversee specific functional areas or activities and coordinate the day-to-day performance of such activities under this Agreement, which establishment of Working Groups shall be reflected in the minutes of the meetings of the JSC. Each such Working Group shall be constituted, shall meet as frequently as and shall operate as the JSC may determine; provided that [***] of Zai’s representatives in any such Working Group shall be fluent in English. Working Groups may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications method. Each Working Group and its activities shall be subject to the oversight of, and shall report to, the JSC, and the JSC shall resolve all disputes that arise within a Working Group within [***] after any such matter is brought to the JSC for resolution. In no event shall the authority of any Working Group exceed the authority of the JSC. Each Party shall be responsible for all of its own expenses of participating in any Working Group.

(i)Discontinuation of JSC. The JSC shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the JSC, or (b) Five Prime providing written notice to Zai of its intention to disband and no longer participate in the JSC. Once the JSC is disbanded, the JSC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the points of contact for the exchange of information under this Agreement and decisions of the JSC shall be decisions between the Parties, subject to the other terms and conditions of this Agreement.

article 4
TECHNOLOGY TRANSFERS

4.1Technology Transfer. Within [***] of the Effective Date, Five Prime will provide and transfer to Zai the Five Prime Know-How (other than manufacturing-related Know-How, the transfer of which shall be performed under Section 4.2) that exists on the Effective Date and was not previously provided to Zai (the “Initial Technology Transfer”). Thereafter, during the Term, Five Prime shall [****], provide Zai with a summary of additional Five Prime Know-How (if any) developed [***], (b) transfer any such Five Prime Know-How to Zai [***], and (c) provide Zai with reasonable access to Five Prime personnel involved in the research and Development of Licensed Products, either in-person at Five Prime’s facility or by teleconference (the “Continuing Technology Transfer,” and together with the Initial Technology Transfer and the manufacturing technology transfer under Section 4.2, the “Technology Transfer”). For the avoidance of doubt, Five Prime personnel shall not be obligated to travel to Zai’s facilities.

4.2Manufacture Technology Transfer. Notwithstanding Section 4.1, Zai acknowledges that the transfer of certain Five Prime Know-How related to the manufacture of Licensed Products, including chemistry, cell line technology, manufacturing and controls information and other biologic manufacturing and process development technology, may be subject to the consent of [***]. Five Prime shall use commercially reasonable efforts to obtain such consent and, upon obtaining such consent, to transfer such manufacturing-related Five Prime Know-How to Zai to enable Zai to manufacture Licensed Products, provided that Zai shall reasonably cooperate with Five Prime in connection with such consent and transfer, including by providing information requested by [***] and agreeing to reasonable covenants that [***] may require to protect their respective interests in connection with such transfer. [***] For the avoidance of doubt, [***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.3Technology Transfer Costs. [***]

article 5
DEVELOPMENT PROGRAM

5.1Diligence and Responsibilities.

(a)Zai shall be responsible for and use Commercially Reasonable Efforts to (i) Develop and Commercialize Licensed Products in the Field in the Territory in accordance with the Territory Development Plan, and (ii) perform the Development activities assigned to Zai under the Global Development Plan to support the global Development and registration of Licensed Products.

(b)Zai shall use Commercially Reasonable Efforts to conduct the tasks assigned to it in the Territory Development Plan and each Party shall use Commercially Reasonable Efforts to conduct the tasks assigned to it in the Global Development Plan and achieve the objectives set forth therein. Each Party shall conduct such tasks in a timely, professional manner and in compliance with the Territory Development Plan and Global Development Plan, as applicable, and all Applicable Laws, including GLP, GCP and cGMP.

(c)No later than [***] following the Effective Date, the Parties will cooperate to finalize a written timeline (the “CFDA Submission Timeline”) for Regulatory Submissions to the CFDA, which CFDA Submission Timeline may be amended upon mutual agreement by the Parties from time to time.

(d)Without limiting the foregoing, Zai shall use Commercially Reasonable Efforts to (i) make all Regulatory Submissions to the CFDA pursuant to and in accordance with Section 6.1 for the FPA144-004 Study in accordance with the CFDA Submission Timeline; provided that Zai will obtain Five Prime’s prior written consent in the event Zai desires to submit the NDA-C to the CFDA earlier than the timeline for such submission set forth in the CFDA Submission Timeline; (ii) engage principal investigators and support the initiation of Clinical Trial sites in the Territory that are specified in the Global Development Plan; (iii) support global registration of Licensed Products by recruiting patients in the Territory for Clinical Trials conducted pursuant to the Global Development Plan; and (iv) Develop, obtain Regulatory Approval for (which shall, for clarity, be on Five Prime’s behalf except to the extent otherwise permitted under Applicable Law) and Commercialize Licensed Products in the Territory in accordance with the Territory Development Plan and the Global Development Plan. With respect to the FPA144-004 Study, Zai shall additionally, in accordance with the Global Development Plan, use Commercially Reasonable Efforts to (A) enroll and treat the [***] patient in the FPA144-004 Study in PRC on or prior to [***], as such date may be updated by mutual agreement of the Parties from time to time; and (B) enroll and treat at least [***] patients in the FPA144-004 Study in the PRC, which number of patients may be updated by mutual agreement of the Parties from time to time. For the avoidance of doubt, if Five Prime engages a contract research organization to conduct a Clinical Trial that includes the Territory and one or more countries outside of the Territory pursuant to the Global Development Plan, Zai shall coordinate with such contract research organization (including any local Affiliate of a global contract research organization or global service provider) with respect to the tasks assigned to Zai under the Global Development Plan.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.2Territory Development Plan. Except for the activities allocated to Zai under the Global Development Plan pursuant to Section 5.3, all Development by Zai of Licensed Products in the Territory under this Agreement shall be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 5.2 and Section 3.2, the “Territory Development Plan”). Following the Effective Date, and at least [***] prior to Zai’s planned initiation of Development activities in the Territory, Zai shall provide to Five Prime an initial draft of the Territory Development Plan for Five Prime’s review and comment, which Territory Development Plan shall contain in reasonable detail all major Development activities (including all Clinical Trials) and the timelines for achieving such activities. Zai shall take such comments into consideration in good faith and incorporate such comments where appropriate prior to finalizing the initial Territory Development Plan. From time to time thereafter, but at least every [***], Zai shall propose amendments to the Territory Development Plan in consultation with Five Prime and submit such proposed updated or amended Territory Development Plan to the JSC for review, discussion and approval. Once approved by the JSC, the amended Territory Development Plan shall become effective. For clarity, the Territory Development Plan and amendments thereto must be consistent with the Global Development Plan and the Global Development Plan shall take precedent in case of any conflict or inconsistency between the Territory Development Plan and the Global Development Plan.

5.3Global Development Plan. Five Prime’s global Development of Licensed Products will be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 5.3, the “Global Development Plan”). The Parties shall discuss and agree upon the initial Global Development Plan within [***] following the Effective Date. In addition to Zai’s Development activities under the Territory Development Plan, Zai shall support the global Development of Licensed Products by conducting certain Development activities in the Territory in accordance with and as set forth in the Global Development Plan. The Global Development Plan shall include (i) an outline of all major Development activities (including all Clinical Trials) for Licensed Products by Five Prime, (ii) details and timelines of the Development activities in the Territory assigned to Zai to support the FPA144-004 Study, (iii) details and timelines of any other Development activities (including Clinical Trials) in the Territory assigned to Zai to support global Development of the Licensed Product, and (iv) unless otherwise agreed to by Zai, the allocation to Zai of responsibility for any Development activities included within the initial Global Development Plan that are to be conducted in the Territory, except with respect to Taiwan, which Development activities for the FPA144-004 Study shall be allocated to Five Prime, and which other Development activities in Taiwan shall be subject to further discussion between the Parties. From time to time, Five Prime may make and implement amendments to the then-current Global Development Plan. To the extent such amendments are (x) material, and (y) relate to the Territory, Five Prime shall submit such proposed amendments to the JSC for review and discussion before adopting such amendments.

5.4Development Costs. Zai shall be solely responsible for the costs and expenses incurred by Zai in the Development of Licensed Products in the Territory, including the performance of Development activities under the Territory Development Plan and the Development activities assigned to Zai under the Global Development Plan. Zai shall be responsible for (i) all costs related to the conduct of the FPA144-004 Study incurred for activities in the Territory (except with respect to such costs in Taiwan), and (ii) all Third Party out-of-pocket costs related to the global conduct of the FPA144-004 Study to the extent allocated to Zai

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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in accordance with Exhibit C; provided, that the aggregate amount of Third Party out-of-pocket costs related to the global conduct of the FPA144-004 Study that Zai will be responsible for pursuant to (ii) of this Section 5.4 will not exceed [***] (the “Global Allocation Cap”), provided that any such costs related to [***] will not be subject to the Global Allocation Cap. Five Prime shall invoice Zai [***] for the foregoing costs incurred by Five Prime, and Zai shall pay the amount invoiced within [***] after the date of any such invoice. If Zai does not enroll and treat at least [***] patients in the FPA144-004 Study in the PRC, Zai shall pay to Five Prime the development costs incurred by Five Prime in enrolling that number of patients in the FPA144- 004 Study outside the PRC equal to the difference between (x) [***] and (y) the number of patients Zai does enroll and treat in the FPA144-004 Study in the PRC, such development costs to be calculated based on the average “per patient” development costs in the FPA144-004 Study in the PRC during the course of the study, which costs shall include all costs with respect to which Zai is responsible pursuant to the preceding sentence. For example, [***], Zai would pay Five Prime [***]. Zai shall pay to Five Prime any amount due pursuant to the preceding sentence within [***] after the date [***].

5.5Development Records.

(a)Zai shall maintain reasonably complete, current and accurate records of all Development activities conducted by or on behalf of Zai, its Affiliates or its sublicensees pursuant to this Agreement and all data and other information resulting from such activities consistent with its usual practices, in validated computer systems that are compliant with 21 C.F.R. §11, and in accordance with Applicable Laws of both the United States and the Territory. All such records related to the FPA144-004 Study shall be in English. Zai will obtain Five Prime’s written consent prior to destroying any records relating to the Development of Licensed Products. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Zai shall document all non-clinical studies and Clinical Trials in formal written study reports in accordance with Applicable Laws and national and international guidelines (e.g., GCP, GLP and GMP). Upon Five Prime’s request, Zai shall, and shall cause its Affiliates and sublicensees to, (i) provide Five Prime with copies of such records, and (ii) allow Five Prime to access, review and copy such records (including access to relevant databases). If any such records are not in English, Zai shall provide Five Prime with an English translation of such records promptly following Five Prime’s request thereof, which translation shall be a certified translation upon Five Prime’s request; [***]. Five Prime shall have the right to use the data and results generated by or on behalf of Zai, its Affiliates and sublicensees hereunder to Develop, manufacture and Commercialize Licensed Products outside the Territory. Each Party shall ensure that all records or other documents that it transmits to the other Party electronically under this Agreement are transmitted over secure systems that include adequate encryption safeguards that prevent unauthorized access and maintain data security.

5.6Clinical Trial Audit Rights.

(a)Upon reasonable notification by Five Prime and at Five Prime’s cost and expense, Five Prime or its representatives shall be entitled to conduct an audit of any Clinical Trial sites engaged by Zai or its Affiliates or sublicensees to conduct Zai’s obligations under (i) the Global Development Plan, to ensure that such Clinical Trials are conducted in compliance with the Global Development Plan and all Applicable Laws and (ii) the Territory Development Plan, to ensure such Clinical Trials are conducted in compliance with GCP and meet Five

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Prime’s global Clinical Trial standards. No later than [***] following the completion of any such audit, Five Prime will provide Zai with a written summary of Five Prime’s findings, including any deficiencies or other areas of remediation that Five Prime identifies during such audit. Zai will use Commercially Reasonable Efforts to remediate any such deficiencies within [***] following Zai’s receipt of such report, at Zai’s cost and expense.

(b)With respect to the FPA144-004 Study, to the extent Five Prime reasonably determines, in its sole discretion, that any deficiencies with respect to a Clinical Trial site identified pursuant to Section 5.6(a) (each, a “Deficient Site”) may cause a Regulatory Authority to reject or otherwise deem deficient the Clinical Trial data from Zai’s conduct of the FPA144-004 Study at such Deficient Site, then Zai will use its best efforts to promptly remove such Deficient Site from the FPA144-004 Study and replace such Deficient Site with a new Clinical Trial site (a “Replacement Site”) within the Territory, which Replacement Site shall be compliant in all respects with Applicable Laws and Five Prime’s global Clinical Trial standards, at Zai’s cost and expense; provided that if Zai is unable to replace any Deficient Site with a Replacement Site or, in Five Prime’s discretion, is unable to do so in a timely manner so as not to jeopardize the Parties’ ability to meet the timelines for Regulatory Submissions set forth in the CFDA Submission Timeline, then Five Prime may replace such Deficient Site with one or more Replacement Sites outside the Territory.

(c)Zai will provide Five Prime with copies of all quality oversight or audit reports, including English translations thereof, prepared in connection with any audit that Zai, its Affiliates or sublicensees conduct of a Clinical Trial site that Zai, its Affiliates or sublicensees have engaged or are evaluating to potentially engage to fulfill Zai’s obligations under the Global Development Plan or the Territory Development Plan no later than [***] after receiving or preparing, as applicable, any such report. If Five Prime believes in good faith that any such quality oversight or audit report may be necessary in connection with obtaining or maintaining Regulatory Approvals for a Licensed Product or for other communications with Regulatory Authorities outside of the Territory, then upon Five Prime’s request, any such translation shall be a certified translation; [***].

5.7Development Reports. Zai shall provide Five Prime with [***] written reports summarizing its, its Affiliates’ and its sublicensees’ Development of Licensed Products, including a summary of the data, timelines and results of such Development, which reports shall be in English. Zai shall also establish a secure link that includes adequate encryption safeguards to provide Five Prime with electronic access to such information. Without limiting the foregoing, such reports shall contain sufficient detail to enable Five Prime to assess Zai’s compliance with its Development obligations hereunder. Such reports shall be Confidential Information of Zai pursuant to Article 10. Zai shall promptly respond to Five Prime’s reasonable requests from time to time for additional information regarding significant Development activities. The Parties shall discuss the status, progress and results of Development activities at JSC meetings.

5.8Data Exchange and Use. In addition to its adverse event and safety data reporting obligations pursuant to Section 6.4, each Party shall promptly provide the other Party with copies of all data and results and all supporting documentation (e.g. protocols, CRFs, analysis plans) Controlled by such Party that are generated by or on behalf of such Party or its Affiliates or sublicensees, if applicable, in the Development of Licensed Products. Zai shall have the right to use and reference such data and results provided by Five Prime, without additional consideration, for the purpose of obtaining and maintaining Regulatory Approval and any pricing

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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or reimbursement approvals, as applicable, of Licensed Products in the Territory. Five Prime and its designees shall have the right to use and reference such data and results provided by Zai, without additional consideration, for the purpose of obtaining and maintaining Regulatory Approval and any pricing or reimbursement approvals, as applicable, of Licensed Products outside the Territory.

5.9Subcontractors.

(a)Zai shall have the right to engage subcontractors for purposes of conducting activities assigned to it under this Agreement or for which it is responsible under this Agreement; provided that Zai may not subcontract, without the prior written consent of Five Prime, any activities [***]. Zai shall cause any subcontractor engaged by it to be bound by written obligations of confidentiality and non-use consistent with this Agreement prior to performing any activities. Zai shall cause its subcontractors to assign to Zai (or, in the case of academic institutions and Third Party manufacturers, use reasonable efforts to cause such subcontractor to so assign) all intellectual property made by such subcontractor in the course of performing such subcontracted work, which intellectual property will be deemed to be FPA144 Collaboration IP or Collaboration IP, whichever is applicable, and, to the extent assigned or required to be assigned to Zai, owned in accordance with Section 13.1. Zai shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor and shall be directly responsible for the performance of its subcontractors.

(b)Notwithstanding the foregoing, Zai shall obtain Five Prime’s written approval, such approval not to be unreasonably withheld, conditioned or delayed, prior to engaging any contract research organization or any other major vendor (e.g., central testing labs, centralized radiologic review) to perform services (x) under the Territory Development Plan or the Global Development Plan that are required to be performed in compliance with GCP, or (y) related to any Development activities assigned to Zai under the Global Development Plan, including with respect to the FPA144-004 Study or any subsequent Clinical Trial for which Five Prime may seek global registration for the Licensed Product in the Territory, [***].

5.10Development of Companion Diagnostics.

(a)In connection with the Development of Licensed Products, Five Prime shall use Commercially Reasonable Efforts to develop companion diagnostic products to be used in connection with Licensed Products (“Companion Diagnostics”). Without limiting Zai’s reimbursement obligations under Section 5.4 (which pertain to the Development of Licensed Products, including the manufacture and use of Companion Diagnostics to screen patients for such Development, rather than the development of Companion Diagnostics, which is addressed in this Section 5.10), Five Prime shall be responsible for the cost and expenses it incurs to develop and commercialize Companion Diagnostics outside the Territory, provided that Zai shall reimburse Five Prime for: (i) all costs incurred by Five Prime that are related to the development, registration and commercialization of Companion Diagnostics solely in the Territory, and (ii) [***] of all costs incurred by Five Prime that are related to the development of Companion Diagnostics both in and outside the Territory. Five Prime shall invoice Zai for such costs on a [***] and Zai shall pay the amount invoiced within [***] after the date of any such invoice.

(b)If Five Prime believes in good faith that no Companion Diagnostic developed by or on behalf of Five Prime will receive Regulatory Approval [***], the Parties shall meet to discuss and agree upon an alternative plan for Five Prime to engage a Third Party diagnostics company to develop, obtain Regulatory Approval for, and commercialize a Companion Diagnostic in the Territory. [***]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

article 6
REGULATORY

6.1Zai’s Responsibilities.

(a)Zai shall be responsible, at its sole cost and expense, for all regulatory activities leading up to and including the obtaining of Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products from Regulatory Authorities in the Territory, provided that, Zai shall conduct such regulatory activities (and any and all regulatory activities delegated to Zai in this Agreement or by Five Prime during the Term in connection with the Development and Commercialization of the Licensed Product in the Territory during such time that Five Prime is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory) as the express and authorized regulatory agent of record for Five Prime in the Territory, and provided further, that such actions shall be taken on behalf of Five Prime and for the benefit of Zai in the Territory. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Zai may file and hold Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory; provided that, Zai undertakes any such activities in compliance with this Agreement to the same extent as if Zai were acting as Five Prime’s authorized regulatory agent under this Agreement and, prior to taking any such activities, Zai shall submit a reasonably detailed plan for undertaking the same to the JSC for review and discussion. Each Party shall keep the other Party informed of regulatory developments related to Licensed Products in the Territory and shall promptly notify the other Party in writing of any decision by any Regulatory Authority in the Territory regarding any Licensed Product.

(b)Zai shall provide to Five Prime for review and comment drafts of all Regulatory Submissions, including certified English translations thereof if requested by Five Prime, [***] and shall consider in good faith any comments received from Five Prime and incorporate such comments where required by Applicable Law. In addition, each Party shall notify the other Party of any Regulatory Submissions and any comments or other correspondences related thereto submitted to or received from any Regulatory Authority in the Territory and shall provide the other Party with copies thereof as soon as reasonably practicable, but in all events within [***] after submission or receipt. If any such Regulatory Submission, comment or correspondence is not in English, Zai shall also provide Five Prime with a certified English translation [***]; provided, that Zai shall provide Five Prime with a written English summary of any comments or other correspondences received from a Regulatory Authority with respect to a Regulatory Submission [***]. Five Prime shall have the right to review and comment on such Regulatory Submissions and Zai shall take such comments into consideration and incorporate such comments where appropriate.

(c)Each Party shall provide the other Party with notice no later than [***] after receiving notice of any meeting or discussion with any Regulatory Authority in the Territory related to any Licensed Product. Zai shall lead any such meeting or discussion, provided, however, that Five Prime or its designee shall have the right, but not the obligation, to attend and participate in such meeting or discussion. If Five Prime elects not to attend such meeting or discussion, Zai shall provide Five Prime with a written summary thereof in English promptly following such meeting or discussion.

6.2Five Prime’s Responsibilities. Except if filed or obtained by Zai in its own name, as permitted under Section 6.1, Five Prime shall own and hold all Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory for the benefit of Zai, and shall, promptly upon Zai’s

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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request, provide access to and copies of such Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals to Zai, as applicable.  Five Prime shall cooperate with Zai in obtaining any Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for a Licensed Product in the Territory by providing, to the extent Controlled by Five Prime, prompt access to Regulatory Approvals, Regulatory Submissions, clinical data, and other data, information, and documentation for Licensed Products, both inside and outside of the Territory. Zai shall reimburse Five Prime’s actual internal expenses and costs at the FTE Rate for FTEs engaged to, and out-of-pocket expenses and costs incurred by Five Prime to, provide such access and any further assistance to Zai.

6.3Right of Reference. Each Party hereby grants to the other Party the right of reference to all Regulatory Submissions pertaining to Licensed Products in the Field submitted by or on behalf of such Party or its Affiliates. Zai may use such right of reference to Five Prime’s Regulatory Submissions solely for the purpose of seeking, obtaining and maintaining Regulatory Approval and any pricing or reimbursement approvals, as applicable, of Licensed Products in the Field in the Territory as Five Prime’s authorized regulatory agent of record or on its own behalf to the extent permitted by Applicable Law. Five Prime may use the right of reference to Zai’s Regulatory Submissions, if any, solely for the purpose of seeking, obtaining and maintaining regulatory approval of Licensed Products outside the Territory. Each Party shall bear its own costs and expenses associated with providing the other Party with the right of reference pursuant to this Section 6.3.

6.4Adverse Events Reporting.

(a)Promptly following the Effective Date, but in no event later than [***] thereafter, Zai and Five Prime shall develop and agree in a written agreement to worldwide safety and pharmacovigilance procedures for the Parties with respect to Licensed Products, such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Safety Agreement”). Such Safety Agreement shall describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting and exchange of information between the Parties concerning adverse events or any other safety issue of any significance and product quality and product complaints involving adverse events, in each case with respect to Licensed Products and sufficient to permit each Party and its Affiliates, licensees or sublicensees to comply with its legal obligations with respect thereto, including, for clarity, Five Prime’s obligations as the owner or holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory, as applicable. The Safety Agreement shall be promptly updated if required by changes in legal requirements. Each Party agrees to comply with its respective obligations under the Safety Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.

(b)Zai shall maintain an adverse event database for Clinical Trials conducted in the Territory under the Territory Development Plan, at its sole cost and expense. Zai shall be responsible for reporting to the applicable Regulatory Authorities in the Territory, on Five Prime’s behalf during such time that Five Prime is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory, all quality complaints, adverse events and safety data related to Licensed Products for all Clinical Trials conducted in the Territory under the Territory Development Plan or the Global Development Plan, as well as responding, on Five Prime’s behalf during such time that Five Prime is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory, to safety issues

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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and to all requests of Regulatory Authorities related to Licensed Products in the Territory. Zai shall provide to Five Prime access to Zai’s adverse event database for the Territory. Five Prime shall maintain a global adverse event database for Clinical Trials conducted under the Global Development Plan at Five Prime’s cost and expense, except for any costs allocated to Zai pursuant to Section 5.4.

(c)Zai shall be responsible for complying with all Applicable Laws governing adverse events in the Territory. Zai shall notify Five Prime on a timely basis of any adverse events occurring in the Territory. Zai shall submit copies of reports of adverse events to Five Prime simultaneously with submission to the applicable Regulatory Authorities in the Territory. Each Party shall notify the other in a timely manner and in any event within [***] of receiving any serious adverse event reports from Clinical Trials that the applicable Party is monitoring, notice from a Regulatory Authority, independent review committee, data safety monitoring board or another similar clinical trial or post-marketing monitoring body alleging significant concern regarding a patient safety issue or other material information relevant to the safety or efficacy of Licensed Products.

6.5Safety and Regulatory Audits. Upon reasonable notification, Five Prime or its representatives shall be entitled to conduct an audit of safety and regulatory systems, procedures or practices of Zai, its Affiliates, sublicenses or subcontractors (including Clinical Trial sites) relating to Licensed Products. Zai shall promptly notify Five Prime of any inspection of Zai, its Affiliates, sublicenses or subcontractors (including Clinical Trial sites) by any Regulatory Authority relating to Licensed Products and shall provide Five Prime with all information pertinent thereto. Five Prime shall have the right, but not the obligation, to be present at any such inspection. Zai shall also permit Regulatory Authorities outside the Territory to conduct inspections of Zai, its Affiliates, sublicenses or subcontractors (including Clinical Trial sites) relating to Licensed Products, and shall ensure that such Affiliates, sublicensees and subcontractors permit such inspections. Zai will provide Five Prime with a written summary in English of any findings of a Regulatory Authority following a regulatory audit within [***] following any such audit, and will provide Five Prime with an unredacted copy of any report issued by such Regulatory Authority, including a English translation thereof, which translation shall be certified if requested by Five Prime[***].

6.6No Harmful Actions. If either Party believes that the other Party is taking or intends to take any action with respect to a Licensed Product in such other Party’s territory that could have a material adverse impact upon the regulatory status of any Licensed Product in its respective territory, then such Party shall have the right to bring the matter to the attention of the JSC and the Parties shall discuss in good faith a resolution to such concern. Without limiting the foregoing, unless the Parties otherwise agree (or unless otherwise set forth in the Global Development Plan): (a) neither Party shall communicate with any Regulatory Authority having jurisdiction outside of its respective territory with respect to any Licensed Product, unless so ordered by such Regulatory Authority, in which case such Party shall immediately notify the other Party of such order; and (b) neither Party shall submit any Regulatory Submissions or seek regulatory approvals for any Licensed Product in the other Party’s respective territory.

6.7Notice of Regulatory Action. If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Zai relating to any Licensed Antibody or Licensed Product, then Zai shall notify Five Prime of such contact, inspection or notice or action within [***] thereof. Five Prime shall have the right to review and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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comment on any responses to Regulatory Authorities that pertain to a Licensed Antibody or Licensed Product, provided that Zai shall have the final decision-making authority with respect to such responses to the extent relating solely to such Licensed Antibody or Licensed Product in the Territory, but shall incorporate all such reasonable comments of Five Prime during such time that Five Prime is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory. The costs and expenses of any regulatory action in the Territory shall be borne solely by Zai. Zai shall, and shall ensure that its Affiliates and sublicensees will, maintain adequate records to permit the Parties to trace the distribution, sale and use of Licensed Products in the Territory. In addition, each Party shall promptly notify the other of any information it receives regarding any threatened or pending action, inspection or communication by or from a Third Party that would reasonably be expected to materially affect the Development of the Licensed Antibodies or Licensed Products.

6.8Further Assurances. The Parties shall work together and take all actions, including amending this Agreement, as necessary, to give effect to Zai’s rights and obligations as the Party responsible, as permitted and to the extent described herein, for the Development, Commercialization, and manufacture of the Licensed Products in the Territory. In addition, if following a change in Applicable Law during the Term, Zai is permitted to own and hold the Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, held by Five Prime for Licensed Products in the Territory, then, promptly following Zai’s request, Five Prime shall transfer such Regulatory Submissions and Regulatory Approvals to Zai. Zai shall reimburse Five Prime for all costs (including internal costs at the FTE Rate and out-of-pocket costs) incurred by Five Prime in relation to any such transfer.

6.9Oversight Plan.  Promptly following the Effective Date, but in no event later than [***] thereafter, Zai and Five Prime shall develop and agree upon a set of written oversight procedures that will apply to Zai and any entity acting on behalf of Zai, in each case, in connection with the performance of activities undertaken as the authorized regulatory agent of record for Five Prime in the Territory (the “Oversight Plan”).  Such Oversight Plan shall contain processes and procedures intended to provide Zai with the ability to effectively Develop and Commercialize the Product in the Territory on its own behalf, while ensuring that Five Prime is able to fulfill its obligations under Applicable Law as the owner or holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory, that Zai complies with Five Prime’s standard operating procedures applicable to third party service providers of Five Prime and the management and oversight thereof, and that Five Prime (or its designee) will maintain the requisite level of oversight and control with respect to such activities sufficient to allow Five Prime to comply with its legal, regulatory and internal obligations with respect thereto. Notwithstanding the foregoing, the processes and procedures set forth in the Oversight Plan shall not materially alter Zai’s rights or increase Zai’s obligations under this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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article 7
MANUFACTURING

7.1Supply by Five Prime.

(a)Development Supply.

(i)Subject to Section 7.2, Five Prime shall have the sole right, either by itself or through a Third Party contract manufacturer, to manufacture and supply to Zai all Licensed Antibody and Licensed Products required by Zai for Development use in the Territory under the Territory Development Plan and for Zai’s Development-related responsibilities under the Global Development Plan, including the conduct of the FPA144-004 Study.

(ii)Except as set forth in Section 7.1(a)(iii), Five Prime shall supply the Licensed Antibody and Licensed Products pursuant to this Section 7.1(a) at a transfer price equal to Five Prime’s Fully Burdened Manufacturing Cost. Five Prime shall invoice Zai for the Licensed Antibody and Licensed Product upon delivery in accordance with Section 7.1(a)(iv) and Zai shall pay the amount invoiced within [***] after the date of the invoice.

(iii)For the FPA144-004 Study, Five Prime shall supply Licensed Products to Zai at the following transfer price: [***]; [***] and shall pay any invoices that Five Prime sends to Zai with respect thereto within [***] of the date of the invoice. For clarity, if a patient is dosed [***], Five Prime will continue to supply Licensed Products to Zai [***] for such patient for the remainder of the FPA144-004 Study.

(iv)Delivery of Licensed Antibodies and Licensed Products supplied by Five Prime for Development use shall take place FCA (Incoterms 2010) at Five Prime’s or its contract manufacturer’s facility. Zai shall be responsible for obtaining all licenses or other authorizations for the exportation and importation of such Licensed Antibody or Licensed Product, and Zai shall contract for shipment and insurance of such Licensed Antibody or Licensed Product from Five Prime’s or its contract manufacturer’s facility, at Zai’s cost and expense. Zai shall also be responsible for the clinical packaging, labeling, QC/QA/QP release, storage, customs clearance and distribution of such Licensed Product, at Zai’s cost and expense.

(b)Commercial Supply. The Parties shall use Commercially Reasonable Efforts to agree within [***] following the Effective Date on the principal terms of a commercial supply agreement (the “Commercial Supply Agreement”) pursuant to which Zai may purchase commercial supply of a Licensed Product (vialed drug product, labeled or unlabeled) from Five Prime at Five Prime’s Fully Burdened Manufacturing Cost in order to fulfill Zai’s obligations under this Agreement, which terms shall be consistent with the terms and conditions of this Agreement and the terms and conditions of any agreement between Five Prime and its Third Party manufacturing partner(s), to the extent applicable to commercial supply of Licensed Product in the Field in the Territory. At Zai’s request, the Parties shall negotiate such Commercial Supply Agreement in accordance with such agreed-upon terms and conditions, provided that the Parties shall endeavor to enter into such Commercial Supply Agreement at least [***] prior to the earlier of [***]. In the event of a supply failure by Five Prime (to be defined in the Commercial Supply Agreement), then, notwithstanding, and without the need to comply with, Sections 7.2(a) or (b), Zai shall have the right to manufacture itself the Licensed Products (including the Licensed Antibody for use therein), subject to and in accordance with Section 7.2(d).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

7.2Supply by Zai.

(a)Subject to the consent of the Upstream Licensors, Zai shall have the right to manufacture Licensed Products in the Territory for (i) Development use in the Territory under the Territory Development Plan and (ii) Commercial use in the Territory, in each case, at Zai’s cost and expense, subject to and only after the completion of the following with respect to such Licensed Product: [***]. Zai agrees that Zai’s manufacturing process with respect to a Licensed Product and finished Licensed Product will at all times be in accordance with the Zai Specifications with respect to such Licensed Product and cGMP and ICH Guidelines. In addition, Zai shall have the right at any time during the Term, provided that at such time Zai has not yet begun to manufacture Licensed Products in the PRC, to request that Five Prime qualify as a back-up supplier of Licensed Product a contract manufacturing organization outside of the PRC identified and engaged by Zai, subject to [***]. Following any such request by Zai and receipt of the consents, as applicable, described in the preceding sentence, Five Prime shall cooperate with Zai and such contract manufacturing organization to effect a transfer of manufacturing technology to such contract manufacturing organization and to qualify such contract manufacturing organization as a manufacturer of Licensed Products for regulatory purposes.  Zai shall reimburse Five Prime’s [***], in each case, incurred by Five Prime in connection with the qualification of any back-up supplier and any assistance rendered to effect a transfer of manufacturing technology to a contract manufacturing organization and to qualify such contract manufacturing organization pursuant to this Section 7.2(a).  Five Prime shall invoice Zai for the foregoing costs and expenses incurred by Five Prime, if any, pursuant to this Section 7.2(a) and Zai shall pay the amount invoiced within [***] after the date of any such invoice.

(b)If Zai decides to manufacture a Licensed Product pursuant to Section 7.2(a), Zai shall provide Five Prime with written notice thereof, which notice shall specify whether Zai desires to manufacture such Licensed Product for Development or Commercialization (a “Manufacturing Notice”). Promptly after Five Prime’s receipt of a Manufacturing Notice, Zai shall (i) provide Five Prime with such information and documents that Five Prime may reasonably request to conduct a quality and technical audit of Zai’s manufacturing facilities, systems, processes and capabilities that Zai will use in the manufacture, testing and release of such Licensed Product, and (ii) as part of such quality and technical audit, cooperate with Five Prime to allow Five Prime or its representatives to conduct an on-site audit of such manufacturing facilities, systems, processes and capabilities, which on-site audit shall occur during normal business hours. The Parties will endeavor to complete such audit within [***] after Five Prime’s receipt of the relevant Manufacturing Notice, unless Zai is unable to facilitate the completion of such audit by Five Prime within such [***] period due to delays outside of Zai’s reasonable control (e.g., official holidays within the Territory), in which case the Parties will endeavor to complete such audit within [***]. No later than [***] following the completion of such audit, Five Prime will provide to Zai a written report of Five Prime’s assessment, [***], including a conclusion in which Five Prime either approves such facilities, systems, processes and capabilities or describes any deficiencies that Five Prime has identified as requiring remediation before Five Prime approves such facilities, systems, processes and capabilities (the “Facility-fit Assessment”). Unless Zai disputes the existence or significance of such deficiencies within [***] of its receipt of a Facility-fit Assessment that describes such deficiencies (which dispute shall be addressed pursuant to the following sentence), the Parties

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

will cooperate to develop a plan for remediation with respect to such deficiencies within a reasonable period of time thereafter. In the event that Zai believes that any deficiencies identified by Five Prime are incorrect or would not have a material effect on the quality of the Licensed Product manufactured in such Zai facilities (as compared to Licensed Product produced by or on behalf of Five Prime), then [***] Following Zai’s remediation of all deficiencies, Zai will notify Five Prime and Five Prime will provide Zai with a revised Facility-fit Assessment, which shall again be subject to the terms of this Section 7.2(b). Zai shall not initiate manufacture of the applicable Licensed Product until Five Prime has approved Zai’s manufacturing facilities, systems, processes and capabilities in accordance with this Section 7.2(b) or the Third Party expert has determined that all deficiencies identified in the applicable Facility-fit Assessment do not exist, have been successfully remediated by Zai or would not have a material effect on the quality of the applicable Licensed Product manufactured by Zai.

(c)Promptly following Five Prime’s approval of Zai’s facilities, systems, processes and capabilities in accordance with Section 7.2(b) or Zai’s delivery of a Manufacturing Assumption Notice in accordance with Section 7.2(d), as applicable, Five Prime will provide Zai with Five Prime’s written process and quality specifications for the manufacturing of such Licensed Product (the “Five Prime Specifications”). Zai will prepare written process and quality specifications for the manufacture of such Licensed Product applicable to Zai’s manufacturing facilities, systems, processes and capabilities, including how they relate to drug substance, drug product, in-process intermediates, raw materials and reference material (the “Zai Specifications”), which Zai Specifications will be reasonably consistent with the Five Prime Specifications for such Licensed Product, and will provide such Zai Specifications to Five Prime for Five Prime’s review and comment. Within [***] following its receipt of such Zai Specifications, Five Prime will either (i) approve the Zai Specifications, or (ii) provide Zai with a written response to the Zai Specifications that includes a description of any deficiencies or limitations Five Prime has identified with respect thereto, and the Parties will cooperate to develop a plan for remediation with respect to any deficiencies or limitations within a reasonable period of time thereafter. Following Zai’s remediation of all deficiencies, Zai will provide Five Prime with a revised draft of the Zai Specifications for Five Prime’s review and approval. Zai will promptly notify Five Prime in writing if Zai amends the Zai Specifications with respect to a Licensed Product at any time following Five Prime’s approval of such Zai Specifications.

(d)In addition to the foregoing, in the event of a commercial supply failure (as defined in the Commercial Supply Agreement), Zai may decide to manufacture a Licensed Product (including, for clarity, the Licensed Antibody for use therein) and, if it makes such decision, shall provide Five Prime with written notice thereof (the “Manufacturing Assumption Notice”). Promptly after Five Prime’s receipt of the Manufacturing Assumption Notice pursuant to this Section 7.2(d), Zai shall (i) cooperate with Five Prime to ensure that the Zai Specifications are agreed pursuant to Section 7.2(c) prior to any manufacture of a Licensed Product, (ii) provide Five Prime with such information and documents that Five Prime may reasonably request to ensure that Zai has the capability to manufacture such Licensed Product in accordance with all Applicable Laws (including GMP and ICH Guidelines), and (iii) complete any studies or testing required by and obtain any qualifications and Regulatory Approvals (including manufacturing licenses) from any Regulatory Authorities or other Governmental Authorities necessary to manufacture such Licensed Product in the Territory. Thereafter, and on a continuing basis for so long as Zai manufactures the Licensed Product, Zai shall (1) ensure that Zai’s manufacturing process with respect to a Licensed Product and finished Licensed Product will at all times be in

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

accordance with the Zai Specifications with respect to such Licensed Product and cGMP and ICH Guidelines and (2) complete any additional studies or testing required to maintain any qualifications and Regulatory Approvals (including manufacturing licenses) from any Regulatory Authorities or other Governmental Authorities necessary to continue to manufacture such Licensed Product in the Territory.

(e)At Five Prime’s request, the Parties shall negotiate a commercial supply agreement pursuant to which Five Prime may purchase commercial supply of a Licensed Product (vialed drug product, labeled or unlabeled) from Zai for use or sale outside the Territory at Zai’s Fully Burdened Manufacturing Cost, provided that Zai shall have no obligation to enter into such commercial supply agreement prior to the date that Five Prime approves the Zai Specifications with respect to such Licensed Product.

article 8
COMMERCIALIZATION

8.1Commercialization Diligence. Zai shall be responsible for, and shall use Commercially Reasonable Efforts to Commercialize each Licensed Product that obtains Regulatory Approval in the Field in the Territory. Zai shall conduct all Commercialization of Licensed Products in the Field in the Territory in accordance with the Commercialization Plan for such Licensed Product, at its sole cost and expense. Without limiting the foregoing, Zai shall achieve First Commercial Sale of each Licensed Product within [***] after obtaining Regulatory Approval for such Licensed Product.

8.2Commercialization Plan. The Commercialization Plan with respect to a Licensed Product shall contain in reasonable detail the major Commercialization activities, including revenue targets, planned for such Licensed Product in the Territory and the timelines for achieving such activities. Zai shall deliver an initial draft of the Commercialization Plan to Five Prime for Five Prime’s review no later than [***] prior to the anticipated date of the first filing of the first Regulatory Approval for a Licensed Product in the Territory. Five Prime shall have the right to comment on such Commercialization Plan and Zai shall take such comments into consideration and incorporate such comments where appropriate prior to finalizing such Commercialization Plan. Thereafter, from time to time, but at least every [***], Zai shall propose updates or amendments to the Commercialization Plan in consultation with Five Prime to reflect changes in such plans, including those in response to changes in the marketplace, relative commercial success of such Licensed Product, and other relevant factors that may influence such plan and activities. Zai shall submit the proposed updated or amended Commercialization Plan to the JSC for review and discussion before adopting such update or amendment.

8.3Commercialization Reports. For each Calendar Year following the first Regulatory Approval for any Licensed Product in the Territory, Zai shall provide to Five Prime annually within [***] after the end of such Calendar Year a written report that summarizes the Commercialization activities on a Licensed Product-by-Licensed Product and region-by-region basis performed by or on behalf of Zai, its Affiliates and sublicensees in the Territory since the prior report provided by Zai. Such report shall contain sufficient detail to enable Five Prime to assess Zai’s compliance with its Commercialization obligations in Section 8.1. Such reports shall be Confidential Information of Zai pursuant to Article 10. Zai shall provide updates to any such report at each meeting of the JSC, JPT and any Working Group established by the JSC to oversee Commercialization-related activities under this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

8.4Coordination of Commercialization Activities.

(a)The Parties recognize that they may benefit from the coordination of certain activities in support of the Commercialization of Licensed Products in and outside the Territory. As such, the Parties shall coordinate such activities where appropriate, which may include scientific and medical communication and product positioning.

(b)Each Party shall keep the other Party timely informed on the status of any application for pricing or reimbursement approval for Licensed Products in its territory, including any discussion with Regulatory Authority with respect thereto. Each Party shall have the right to determine the price of Licensed Products sold in its territory and neither Party shall have the right to direct, control or approve the pricing of Licensed Products in the other Party’s territory.

(c)Zai acknowledges that Five Prime may decide to develop and adopt certain distinctive colors, logos, images, symbols, and trademarks to be used in connection with the Commercialization of Licensed Products on a global basis (such branding elements, collectively, the “Global Brand Elements”). Five Prime shall own all rights in such Global Brand Elements, and shall grant Zai the exclusive right to use such Global Brand Elements in connection with the Commercialization of Licensed Products in the Territory. Zai shall Commercialize Licensed Products in the Territory in a manner consistent with the Global Brand Elements.

8.5Diversion. Each Party covenants and agrees that it shall not, and shall ensure that its Affiliates and sublicensees shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Products, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s territory; provided that each Party shall have the right to attend conferences and meetings of congresses in the other Party’s territory and to promote and market Licensed Products to Third Party attendees at such conferences and meetings, subject to this Section 8.5. Neither Party shall engage, nor permit its Affiliates or sublicensees to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or other buyers or users of Licensed Products located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory. If a Party or its Affiliates or sublicensees receive any order for Licensed Products for use from a prospective purchaser located in a country or jurisdiction in the other Party’s territory, such Party shall immediately refer that order to such other Party and shall not accept any such orders. Neither Party shall, nor permit its Affiliates or sublicensees to, deliver or tender (or cause to be delivered or tendered) any Licensed Products for use in the other Party’s territory.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

article 9
PAYMENTS

9.1Upfront Payment. Zai shall pay to Five Prime a one-time, non-refundable, non-creditable upfront payment of five million Dollars ($5,000,000) within [***] after the Effective Date.

9.2Milestone Payments. On a Licensed Product-by-Licensed Product basis, Zai shall notify Five Prime in writing of the achievement by or on behalf of Zai, its Affiliates or sublicensees of any milestone event set forth in this Section 9.2 promptly after the occurrence thereof, and Zai shall pay Five Prime each non-refundable, non-creditable milestone payment set forth in the tables below within [***] of the achievement of such milestone event by or on behalf of Zai, its Affiliates or sublicensees.

Milestone Event	Milestone Payment
Development Milestones
1.[***]	[***]

Regulatory Milestones
2.[***]	[***]
3.[***]	[***]
4.[***]	[***]
5.[***]	[***]
6.[***]	[***]
7.[***]	[***]

(a)Milestone Conditions.

(i)Each milestone payment set forth above shall be payable only once for each Licensed Product. Licensed Products with different Active Ingredients (or different combinations of Active Ingredients) shall be deemed different Licensed Products.

(ii)If any milestone event occurs for a particular Licensed Product without one of the prior milestone events occurring for such Licensed Product, then the milestone payment to be made with respect to the prior milestone event for such Licensed Product shall be paid at the same time as the payment for the subsequent milestone event for such Licensed Product.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

9.3Royalty Payments to Five Prime.

(a)Royalty Rates. Subject to the remainder of this Section 9.3, Zai shall make quarterly non-refundable, non-creditable royalty payments to Five Prime on the Net Sales of all Licensed Products sold in the Territory, calculated by multiplying the applicable royalty rate set forth below by the aggregate amount of Net Sales of all Licensed Products sold in the Territory in the applicable Calendar Quarter.

Patient Enrollment by Zai	Royalty Rate
1.[***]	[***]

2. [***]	[***]

(b)Royalty Term. The Royalty Payments payable under this Section 9.3 shall be payable on a Licensed Product-by-Licensed Product and region-by-region basis from the First Commercial Sale of such Licensed Product in such region until the latest of: (i) the 11th anniversary of the date of the First Commercial Sale of such Licensed Product in such region; (ii) the expiration of the last Valid Claim (including any patent term adjustments or extensions) within the Five Prime Patents that covers such Licensed Product (including composition of matter, method of use or making) in such region; and (iii) the expiration of all Regulatory Exclusivity for such Licensed Product in such region (the “Royalty Term”).

(c)Royalty Reductions.

(i)Biosimilar Product. If a Licensed Product is generating Net Sales in a region during the applicable Royalty Term at a time when a Biosimilar Product with respect to such Licensed Product is being sold in such region, then the royalty rate applicable to Net Sales of such Licensed Product in such region in such Calendar Quarter shall be reduced by the following percentage of the royalty rate that would otherwise be owed on such Net Sales of such Licensed Product in such region under Section 9.3(a), for so long as the Biosimilar Product is being sold in such region during the Royalty Term: [***].

(ii)Third Party Royalties. If Zai determines in its reasonable judgment, following consultation with Five Prime, that a license under any Patent controlled by a Third Party in a region in the Territory is necessary for the Development, manufacture or Commercialization of the Licensed Product that is sold or offered for sale in such region, then Zai shall have the right to deduct from the royalty payment that would otherwise have been due under Section 9.3(a) with respect to Net Sales of such Licensed Product in such region in a particular Calendar Quarter an amount equal to [***] of [***] paid by Zai to such Third Party pursuant to such license [***]. In the event Five Prime disputes whether such Third Party license is necessary, the matter shall be referred to the Chief Patent Counsels of Zai and Five Prime, or such other person at each Party holding a similar position designated by Zai or Five Prime. The Chief Patent Counsels shall meet promptly to discuss and resolve the matter. In the event that the Chief Patent Counsels cannot agree on a resolution to the matter, then the Parties shall refer such matter for resolution to an independent patent attorney mutually agreed upon by the Parties who has at least [***] of experience in the biologics field (or who has such other similar credentials as mutually agreed by the Parties), and such attorney’s decision on the matter shall be binding upon the Parties.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

(iii)Royalty Floor. Notwithstanding the foregoing, during any Calendar Quarter in the Royalty Term for a Licensed Product in a particular region in the Territory, the operation of Sections 9.3(c)(i) or (c)(ii) individually or in combination shall not reduce the final royalty rate to less than [***].

(d)Royalty Reports and Payments. Within [***] after the end of each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of the first Licensed Product is made anywhere in the Territory, Zai shall provide Five Prime with a report that contains the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product and region-by-region basis: (i) the amount of Net Sales of such Licensed Product, (ii) a calculation of the royalty payment due on such Net Sales, including any royalty reduction made in accordance with Section 9.3(c), and (iii) the exchange rate used for converting any Net Sales recorded in a currency other than Dollars. Promptly following the delivery of the applicable quarterly report, Five Prime shall invoice Zai for the royalties due to Five Prime with respect to Net Sales by Zai, its Affiliates and their respective sublicensees for such Calendar Quarter, and Zai shall pay such amounts to Five Prime in Dollars within [***] following Zai’s receipt of such invoice, [***]. If requested by Five Prime, the Parties will meet to discuss [***].  In the event that the Parties agree in good faith (or it is otherwise finally determined pursuant to Section 15.2 or 15.3) that [***].

9.4Royalty Payments to Zai.

(a)Royalty Rate. Subject to the remainder of this Section 9.4 and provided that Zai enrolled and treated at least [***] patients in the FPA144-004 Study in the PRC, Five Prime shall make quarterly [***] royalty payments to Zai, as calculated by multiplying [***] by the aggregate amount of Net Sales (applying such definition mutatis mutandis to Five Prime in place of Zai) of all Licensed Products sold outside the Territory in the applicable Calendar Quarter.

(b)Royalty Term. The royalty payments payable under this Section 9.4 shall be payable on a Licensed Product-by-Licensed Product basis from the First Commercial Sale of such Licensed Product outside the Territory until the tenth (10th) anniversary of the date of such First Commercial Sale of such Licensed Product.

(c)Royalty Reports and Payments. Within [***] after each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of the first Licensed Product is made anywhere outside the Territory, Five Prime shall provide Zai with a report that contains the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product basis: (i) the amount of Net Sales (applying such definition mutatis mutandis to Five Prime in place of Zai) of such Licensed Product, (ii) a calculation of the royalty payment due on such Net Sales, and (iii) the exchange rate used for converting any Net Sales recorded in a currency other than Dollars. Substantially concurrent with the delivery of the applicable quarterly report, but in any event within [***] after each Calendar Quarter, Five Prime shall pay in Dollars all royalties due to Zai with respect to such Net Sales by Five Prime, its Affiliates and their respective sublicensees for such Calendar Quarter.

9.5Payments to Third Parties. Subject to Section 2.7, each Party shall be solely responsible for any payments due to Third Parties under any agreement entered into by such Party [***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

9.6Currency; Exchange Rate. All payments to be made by Zai to Five Prime or Five Prime to Zai under this Agreement shall be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by Five Prime or Zai, as applicable. Conversion of Net Sales recorded in local currencies shall be converted to Dollars at the exchange rate set forth in The Wall Street Journal or any successor thereto for the last day of the Calendar Quarter in which the applicable payment obligation became due and payable.

9.7Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of: (a) [***] percentage points above the prime rate as published by The Wall Street Journal or any successor thereto on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by Applicable Laws; in each case calculated on the number of days such payment is delinquent, compounded monthly.

9.8Financial Records and Audits. Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of royalty payments and other amounts payable under this Agreement. Upon reasonable prior notice, such records shall be open during regular business hours for a period of three years from the creation of individual records for examination by an independent certified public accountant selected by the examining Party and reasonably acceptable to the other Party for the sole purpose of verifying for the examining Party the accuracy of the financial reports furnished by the other Party (the “Examined Party”) pursuant to this Agreement or of any payments made, or required to be made by such Examined Party, pursuant to this Agreement. Such audits shall not occur more often than once each Calendar Year. Such auditor shall not disclose the Examined Party’s Confidential Information to the examining Party or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the Examined Party or the amount of payments by the Examined Party under this Agreement. The Examined Party will pay any amounts shown to be owed to the examining Party but unpaid within [***] after the accountant’s report, plus interest (as set forth in Section 9.7) from the original due date. The examining Party shall bear the full cost of such audit unless such audit reveals an underpayment by the Examined Party of more than [***] of the amount actually due for the time period being audited, in which case the Examined Party shall reimburse the examining Party for the costs for such audit.

9.9Taxes.

(a)Taxes on Income. Except as set forth in this Section 9.9 or Section 9.10, each Party shall be solely responsible for the payment of any and all Taxes levied on account of all payments it receives under this Agreement.

(b)Tax Cooperation. The Parties agree to cooperate with one another in accordance with Applicable Laws and use reasonable efforts to minimize Tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by each Party to the other Party under this Agreement. To the extent either Party (the “Paying Party”) is required to deduct and withhold Taxes on any payment to the other Party (the “Recipient”), the Paying Party shall (i) pay the amount of such Taxes to the proper Governmental Authority in a timely manner; and (ii) promptly transmit to the Recipient an official tax certificate or other evidence of such payment sufficient to enable the Recipient to claim such payment of Taxes on the Recipient’s applicable tax returns. The Paying Party shall provide the Recipient with advance notice prior to withholding any Taxes from payments payable to the Recipient and shall provide

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

the Recipient with a commercially reasonable period of time to claim an exemption or reduction in otherwise applicable Taxes. The Recipient shall provide the Paying Party any tax forms that may be reasonably necessary in order for the Paying Party to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty, to the extent the Paying Party is legally able to do so. The Recipient shall use reasonable efforts to provide any such tax forms to the Paying Party in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Paying Party if the Paying Party is the Party bearing such withholding Tax under this Section 9.9. In addition, the Parties shall cooperate in accordance with Applicable Laws to minimize indirect Taxes (such as value added tax, sales tax, consumption tax and other similar Taxes) in connection with this Agreement. In the event of any inconsistency between this Section 9.9(b) and Section 9.10, Section 9.10 shall take precedence.

(c)Changes in Domicile.  Notwithstanding anything to the contrary in this Agreement, if the Paying Party assigns, transfers or otherwise disposes of some or all of its rights and obligations to any Person and if, as a result of such action, the withholding or deduction of Tax required by Applicable Laws with respect to payments under this Agreement is increased, then any amount payable to the Recipient under this Agreement shall be increased to take into account such withheld Taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), the Recipient receives an amount equal to the sum it would have received had no such withholding been made.

(d)Returns.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, shall be borne and paid by the Paying Party. The Paying Party shall prepare and timely file all tax returns required to be filed in respect of any such Taxes. The Parties shall reasonably cooperate in accordance with Applicable Laws to minimize transfer Taxes in connection with this Agreement.

9.10VAT Credits; Gross-Up.  [***].

9.11Blocked Currency. If by Applicable Law in a country or region in the Territory, conversion into Dollars or transfer of funds of a convertible currency to the United States becomes restricted, forbidden or substantially delayed, then Zai shall promptly notify Five Prime and, thereafter, amounts accrued in such country or region under this article 9 shall be paid to Five Prime (or its designee) in such country or region in local currency by deposit in a local bank designated by Five Prime and to the credit of Five Prime, unless the Parties otherwise agree.

article 10
CONFIDENTIALITY; PUBLICATION

10.1Duty of Confidence. Subject to the other provisions of this Article 10:

(a)Except to the extent expressly authorized by this Agreement, all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded, and not published or otherwise disclosed, by the other Party (the “Receiving Party”) and its Affiliates for the Term and [***] thereafter;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

(b)the Receiving Party may only use any Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c)a Receiving Party may disclose Confidential Information of the Disclosing Party to: (i) such Receiving Party’s Affiliates, licensees and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisors of the Receiving Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Disclosing Party’s Confidential Information in a manner consistent with the confidentiality provisions of this Agreement; provided that each Party shall remain responsible for any failure by its Affiliates, licensees and sublicensees, and its and its Affiliates’ and licensees’ and sublicensees’ respective employees, directors, agents, consultants, advisors, and contractors, to treat such Confidential Information as required under this Section 10.1 (as if such Affiliates, licensees, sublicensees employees, directors, agents, consultants, advisors and contractors were Parties directly bound to the requirements of this Section 10.1).

10.2Exemptions. Information of a Disclosing Party will not be deemed to be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information:

(a)is known by the Receiving Party or any of its Affiliates without an obligation of confidentiality at the time of its receipt from the Disclosing Party, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;

(b)is generally available to the public before its receipt from the Disclosing Party;

(c)became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement;

(d)is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or

(e)is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

No combination of features or disclosures shall be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

10.3Authorized Disclosures. Notwithstanding the obligations set forth in Sections 10.1 and 10.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent such disclosure is reasonably necessary in the following situations:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

(a)(i) the Patent Prosecution of Five Prime Patents as contemplated by this Agreement; (ii) regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Development or Commercialization of a Licensed Product; or (iii) subject to Section 10.6, complying with Applicable Laws, including regulations promulgated by securities exchanges;

(b)disclosure of this Agreement, its terms and the status and results of Development or Commercialization activities to actual or bona fide potential investors, acquirors, (sub)licensees, lenders and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, (sub)license, debt transaction or collaboration; provided that in each such case on the condition that such Persons are bound by confidentiality and non-use obligations consistent with this Agreement or customary for such type and scope of disclosure;

(c)such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly notify the other Party in writing of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to Applicable Laws or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information;

(d)such disclosure is by Five Prime and is required to comply with its obligations to Third Party licensors, including Upstream Licensors; or

(e)disclosure pursuant to Section 10.5 and 10.6.

Notwithstanding the foregoing, in the event a Party is required or permitted to make a disclosure of the other Party’s Confidential Information pursuant to Sections 10.3(a)(ii) or 10.3(a)(iii), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

Nothing in Sections 10.1 or 10.3 shall limit either Party in any way from disclosing to any Third Party such Party’s U.S. or foreign income Tax treatment and the U.S. or foreign income Tax structure of the transactions relating to such Party that are based on or derived from this Agreement, as well as all materials of any kind (including opinions or other Tax analyses) relating to such Tax treatment or Tax structure, except to the extent that nondisclosure of such matters is reasonably necessary in order to comply with applicable securities laws.

10.4Publications. Zai will not publicly present or publish any Clinical Trial data, non-clinical data or any associated results or conclusions generated by or on behalf of Zai pursuant to this Agreement (each such proposed presentation or publication, a “Publication”), except in accordance with Five Prime's global publication strategy with respect to Licensed Products, and subject to the additional limitations set forth in this Section 10.4. In the event Zai desires to publicly present or publish a Publication in accordance with the foregoing sentence, Zai shall provide Five Prime (including the Alliance Manager and all Five Prime members of the JSC) with a copy of such proposed Publication at least [***] prior to the earlier of its presentation or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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intended submission for publication; provided that in the case of abstracts, this period shall be at least [***] (such applicable period, the “Review Period”). Zai agrees that it will not submit or present any Publication (a) until Five Prime has provided written comments during such Review Period on the material in such Publication or (b) until the applicable Review Period has elapsed without written comments from Five Prime, in which case Zai may proceed and the Publication will be considered approved in its entirety. If Zai receives written comments from Five Prime during the applicable Review Period, it shall consider the comments of Five Prime in good faith, but will retain the sole authority to submit the manuscript for Publication; provided that Zai agrees to (i) delete any Confidential Information of Five Prime that Five Prime identifies for deletion in Five Prime’s written comments, (ii) delete any Clinical Trial data, results, conclusions or other related information, the publication of which Five Prime determines, in its sole discretion, would conflict with Five Prime’s global publication strategy with respect to such Licensed Product, and (iii) delay such Publication for a period of up to an additional [***] after the end of the applicable Review Period to enable Five Prime to draft and file a Patent with respect to any subject matter to be made public in such Publication and to which Five Prime has the applicable intellectual property rights to file such Patent. Zai shall provide Five Prime a copy of the Publication at the time of the submission or presentation. Zai agrees to acknowledge the contributions of Five Prime, and the employees of Five Prime, in all Publications as scientifically appropriate. Zai shall require its Affiliates, sublicensees and contractors to comply with the obligations of this Section 10.4 as if they were Zai, and shall be liable for their non-compliance.

10.5Publication and Listing of Clinical Trials. Each Party agrees to comply, with respect to the listing of Clinical Trials or the publication of Clinical Trial results with respect to Licensed Products and to the extent applicable to its activities conducted under this Agreement, with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, and (b) any Applicable Law or applicable court order, stipulations, consent agreements and settlements entered into by such Party; provided that any listings or publications made pursuant to this Section 10.5 shall be considered a Publication hereunder and shall be subject to Section 10.4.

10.6Publicity; Use of Names.

(a)The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 10.3 and this Section 10.6. The Parties have agreed on a joint press release announcing this Agreement, which is attached hereto as Exhibit D, to be issued by the Parties on such date and time as may be agreed by the Parties. No other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in Section 10.3 and this Section 10.6. Zai shall not use the name, trademark, trade name or logo of Five Prime, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 10.6 or with the prior express written permission of Five Prime, except as may be required by Applicable Laws. Zai shall use Five Prime’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases, and accompanied explanatory text such as “Licensed from Five Prime Therapeutics, Inc.”; provided that Zai will use Five Prime’s corporate name only in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of Five Prime shall not be impaired, and in a manner consistent with best practices used by Zai with respect to its other collaborators.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)Notwithstanding Section 10.6(a), Five Prime has the right to publicly disclose (A) the achievement of milestones under this Agreement; (B) the commencement, completion, material data and key results of Clinical Trials conducted under this Agreement; and (C) any information relating to the FPA144-004 Study. After a Publication has been made available to the public, each Party may post such Publication or a link to it on its corporate web site without the prior written consent of the other Party.

(c)A Party may disclose this Agreement in securities filings with the Securities and Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by Applicable Laws. In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no more than [***] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by Applicable Laws. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [***] period.

(d)Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with Governmental Authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws, provided that the Party seeking such disclosure (i) receives advice from counsel that it is legally required to make such public disclosure and (ii) if practicable and permitted by Applicable Laws, first provides the other Party a copy of the proposed disclosure, and reasonably considers any comments thereto provided by the other Party within [***] after the receipt of such proposed disclosure.

(e)Other than the press release set forth in Exhibit D and the public disclosures permitted by Section 10.6(b), the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed), except as required by Applicable Laws.

(f)The Parties agree that after a disclosure pursuant to Section 10.6(d) or issuance of a press release (including the initial press release) or other public announcement pursuant to Section 10.6(a) that has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval.

(g)Each Party shall have the right to use the other Party’s name and logo in presentations, its website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 10.6; provided that Zai will use Five Prime’s corporate name only in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of Five Prime shall not be impaired, and consistent with best practices used by Zai for its other collaborators.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.7Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the Receiving Party and the Disclosing Party shall have the right to assert such protections and privileges. Notwithstanding the foregoing, nothing in this Section 10.7 shall apply with respect to a dispute between the Parties (including their respective Affiliates).

article 11
REPRESENTATIONS, WARRANTIES, AND COVENANTS

11.1Representations, Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a)it is a corporation or limited company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(b)this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Laws or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2Representations and Warranties of Five Prime. Five Prime represents and warrants to Zai that as of the Effective Date:

(a)subject to Section 2.3, it has the right under the Five Prime IP to grant the Licenses to Zai, and it has not granted any license or other right under the Five Prime IP that is inconsistent with the License;

(b)there is no pending or threatened litigation, nor has Five Prime received any written notice from any Third Party, asserting or alleging that the Development, manufacture or Commercialization of the Licensed Antibody or Licensed Product prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(c)there are no pending or, to Five Prime’s knowledge, no threatened (in writing), adverse actions, suits or proceedings against Five Prime involving the Five Prime IP or Licensed Product;

(d)the Five Prime IP includes all Know-How owned or licensed by Five Prime or its Affiliates that is necessary or reasonably useful to Develop, manufacture and Commercialize Licensed Antibodies or Licensed Products in the Field in the Territory as such

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Development, manufacture and Commercialization is currently being conducted by Five Prime or contemplated to be conducted by the Parties hereunder, and all Patents in the Territory that are owned or licensed by Five Prime or its Affiliates that cover a Licensed Product (including composition of matter and methods of using, making or detecting Licensed Products).

(e)Five Prime has complied with all Applicable Laws applicable to (i) the prosecution and maintenance of the Five Prime Patents and (ii) its Development and manufacture of Licensed Antibodies and Licensed Products in the Field;

(f)(i) Five Prime has obtained, or caused its Affiliates to obtain, assignments from the inventors of all rights and embodiments in and to the Five Prime IP that is solely owned by Five Prime or its Affiliates, (ii) all such assignments are valid and enforceable, and (iii) the inventorship of the Five Prime Patents that are solely owned by Five Prime or its Affiliates is properly identified on each issued patent or patent application in such Five Prime Patents;

(g)to Five Prime’s knowledge, (i) the Upstream Licensors have obtained, or caused their Affiliates to obtain, assignments from the inventors of all rights and embodiments in the Five Prime IP that has been licensed to Five Prime under the Upstream License Agreements, (ii) all such assignments are valid and enforceable, and (iii) the inventorship of the Five Prime Patents licensed from the Upstream Licensors under the Upstream License Agreements is properly identified on each issued patent or patent application in the Five Prime Patents;

(h)Five Prime and its Affiliates are in compliance in all material respects with the Upstream Licenses and the [***] Agreements; and

(i)Five Prime and its Affiliates have taken Commercially Reasonable Efforts consistent with industry practices to protect the secrecy, confidentiality and value of all Five Prime Know-How that constitutes trade secrets under Applicable Law.

11.3Representations and Warranties of Zai. Zai represents and warrants to Five Prime that as of the Effective Date:

(a)there are no legal claims, judgments or settlements against or owed by Zai or any of its Affiliates, or pending or, to Zai’s actual knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations;

(b)Zai and its Affiliates is not, and has not been, debarred or disqualified by any Regulatory Authority;

(c)Zai has sufficient financial wherewithal to (i) perform all of its obligations pursuant to this Agreement, and (ii) meet all of its obligations that come due in the ordinary course of business; and

(d)Zai has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development, manufacturing, Commercialization, and obtaining Regulatory Approvals.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.4Covenants of Zai. Zai covenants to Five Prime that:

(a)in the course of performing its obligations or exercising its rights under this Agreement, Zai shall comply with all Applicable Laws, including, as applicable, cGMP, GCP, and GLP standards, and shall not employ or engage any Person who has been debarred by any Regulatory Authority, or, to Zai’s knowledge, is the subject of debarment proceedings by a Regulatory Authority;

(b)Zai will conduct its obligations with respect to the FPA144-004 Study under the Global Development Plan in strict adherence with the study design set forth in the protocol for the FPA144-004 Study and as set forth in the Global Development Plan, each as may be amended from time to time, and will comply with the statistical analysis plan implemented by Five Prime in connection therewith; and

(c)Zai will only engage Clinical Trial sites under the Territory Development Plan and the Global Development Plan that conduct all Clinical Trials in compliance with Applicable Laws, including GCP and the ICH Guidelines, and are approved by the CFDA.

11.5Covenants of Five Prime. Five Prime covenants to Zai that during the Term:

(d)Five Prime shall comply with all Applicable Laws applicable to its Development and manufacture of Licensed Antibodies and Licensed Products pursuant to this Agreement;

(e)Five Prime and its Affiliates shall remain in compliance in all material respects with the Upstream Licenses and the [***] Agreements;

(f)Five Prime will not, without Zai’s prior written consent, amend any Upstream License or the [***] Agreements in a manner that would materially adversely affect the rights granted to Zai hereunder (including, for the avoidance of doubt, an increase in any amounts owed or costs to be paid by Zai hereunder) or Five Prime’s ability to fully perform its obligations hereunder; and

(g)Five Prime shall provide prompt notice to Zai of its receipt of any written notice that alleges material breach by Five Prime of, or requests a material amendment of, any Upstream License or the [***] Agreements.

11.6NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 11, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF FIVE PRIME OR ZAI; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

11.7Compliance with Anti-Corruption Laws.

(a)Notwithstanding anything to the contrary in this Agreement, Zai agrees that:

(i)it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the United States Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(ii)it shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(iii)it will, no later than [***] following the end of each Calendar Year, verify in writing that to the best of Zai’s knowledge, there have been no violations of Anti-Corruption Laws by Zai, its Affiliates or sublicensees, or persons employed by or subcontractors used by Zai or its Affiliates or sublicensees in the performance of this Agreement, or shall provide details of any exception to the foregoing; and

(iv)it shall maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 11.7, and upon request of Five Prime, up to once per year and upon reasonable advance notice, shall provide Five Prime or its representative with access to such records for purposes of verifying compliance with the provisions of this Section 11.7.

(b)Zai represents and warrants that, to its knowledge, neither Zai nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of Zai or any of its Affiliates:

(i)has taken any action in violation of any applicable Anti-Corruption Laws; or

(ii)has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 11.7(d)), for the purposes of:

(1)influencing any act or decision of any Public Official in his or her official capacity;

(2)inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;

(3)securing any improper advantage; or

(4)inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

(c)Zai further represents and warrants that, as of the Effective Date, none of the officers, directors or employees of Zai or of any of its Affiliates or agents acting on behalf of Zai or any of its Affiliates, in each case that are employed or reside outside the United States, is a Public Official.

(d)For purposes of this Section 11.7, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

article 12
INDEMNIFICATION

12.1By Zai. Zai shall indemnify and hold harmless Five Prime, [***], its and their Affiliates, and their respective directors, officers, employees and agents (individually and collectively, the “Five Prime Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party, including by the CFDA or any other Regulatory Authority with jurisdiction in the Territory, (individually and collectively, “Losses”) to the extent arising from (a) the Development, manufacture or Commercialization of the Licensed Antibody or Licensed Products by or on behalf of Zai or any of its Affiliates or sublicensees (including actions related to Zai’s role as the authorized regulatory agent of record for Five Prime pursuant to this Agreement), including product liability claims, (b) Zai’s actions (or omissions) in the performance of its obligations with respect to Regulatory Submissions and interactions with Regulatory Authorities, in each case, as an agent of Five Prime in the Territory, (c)  the negligence or willful misconduct of Zai or its Affiliates or sublicensees, (d) Zai’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, or (e) failure of Zai or its Affiliates or sublicensees to abide by any Applicable Laws, in each case of clauses (a) through (e) above, except to the extent such Losses arise out of an Five Prime Indemnitee’s negligence or willful misconduct, breach of this Agreement, or material failure to abide by any Applicable Laws.

12.2By Five Prime. Five Prime shall indemnify and hold harmless Zai, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Zai Indemnitee(s)”) from and against all Losses to the extent arising from (a) the Development, manufacture or Commercialization of the Licensed Antibody or Licensed Products by or on behalf of Five Prime or any of its Affiliates or sublicensees (not including Zai or its Affiliates or sublicensees), including product liability claims, in each case outside of the Territory, (b) the negligence or willful misconduct of Five Prime or its Affiliates, (c) Five Prime’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, or (d) failure of Five Prime or its Affiliates to abide by any Applicable Law, in each case of clauses (a) through (d) above, except to the extent such Losses arise out of any of a Zai Indemnitee’s negligence or willful misconduct, breach of this Agreement or material failure to abide by any Applicable Law.

12.3Indemnification Procedure. If either Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section within [***] after receiving written notice of the claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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have been actually and materially prejudiced as a result of such failure or delay to give notice). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Parties cannot agree as to the application of Section 12.1 or 12.2 as to any claim, pending resolution of the dispute pursuant to Article 15, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 or 12.2 upon resolution of the underlying claim.

12.4Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 12. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

12.5Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS HEREUNDER RELATING TO CONFIDENTIALITY or Zai’s breach of its obligations under section 2.8 OR 11.4(a).

12.6Insurance. Zai shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold in the Territory. Zai shall provide Five Prime with evidence of such insurance upon request and shall provide Five Prime with written notice at least [***] prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of Zai’s liability with respect to its indemnification obligations under this Article 12.

article 13
INTELLECTUAL PROPERTY

13.1Inventions.

(a)Ownership. As between the Parties, (i) Five Prime shall solely own all Five Prime IP and FPA144 Collaboration IP, (ii) Zai shall solely own all Zai IP, and (iii) the ownership of any Collaboration IP shall be determined by inventorship. FPA144 Collaboration IP shall be included in the Five Prime IP and licensed to Zai in the Field in the Territory under Section 2.1.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)Disclosure. Each Party shall promptly disclose to the other Party all Inventions within the FPA144 Collaboration IP and Collaboration IP (including the Zai Collaboration IP), including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto, and shall also promptly respond to reasonable requests from the other Party for additional information relating thereto.

(c)Assignment; Jointly-owned IP.

(i)Zai shall and hereby does assign to Five Prime all right, title and interest in and to all FPA144 Collaboration IP. Zai shall take (and cause its Affiliates, sublicensees and their employees, agents, and contractors to take) such further actions reasonably requested by Five Prime to evidence such assignment and to assist Five Prime in obtaining patent and other intellectual property rights protection for the FPA144 Collaboration IP. Zai shall obligate its Affiliates, sublicensees and contractors to assign all FPA144 Collaboration IP to Zai (or directly to Five Prime) so that Zai can comply with its obligations under this Section 13.1, and Zai shall promptly obtain such assignment.

(ii)Subject to the rights granted under and the restrictions set forth in this Agreement, it is understood that neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit any jointly-owned Collaboration IP (or any Patents claiming the same, “Joint Patents”), by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Applicable Law of any jurisdiction to require any such approval or accounting.

13.2Patent Prosecution.

(a)Five Prime Patents.

(i)Subject to Section 13.2(c), as between the Parties, Five Prime shall have the right to control the Patent Prosecution of all Five Prime Patents [***].

(ii)Five Prime shall consult with Zai and keep Zai reasonably informed of the Patent Prosecution of the Five Prime Patents and shall provide Zai with all material correspondence received from any patent authority in the Territory in connection therewith. In addition, Five Prime shall provide Zai with drafts of all proposed material filings and correspondence to any patent authority in the Territory in connection with the Patent Prosecution of the Five Prime Patents for Zai’s review and comment prior to the submission of such proposed filings and correspondence. Further, Five Prime shall notify Zai of any decision to cease Patent Prosecution or maintenance of any Five Prime Patents in the Territory. Five Prime will consider Zai’s comments on Patent Prosecution but will have final decision-making authority under this Section 13.2(a)(ii).

(b)Zai Patents. As between the Parties, Zai shall have the sole right to control the Patent Prosecution of all Zai Patents throughout the world, [***].

(c)Jointly-Owned Collaboration IP. In the event that any jointly-owned Collaboration IP is created hereunder, at either Party’s request, the Parties shall discuss a mutually acceptable filing and prosecution strategy for any Joint Patents, provided that absent such agreement, Five Prime shall control the Patent Prosecution of any Joint Patents, as set forth in this Agreement. Unless the Parties’ agree in writing on an alternative arrangement, Five Prime shall be responsible for all costs of Patent Prosecution of Joint Patents.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(d)Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 13.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

13.3Patent Enforcement.

(a)Notice. Each Party shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of (i) any of the Five Prime Patents in the Territory or (ii) any of the Zai Patents in the Territory, which infringement of such Zai Patents adversely affects or is expected to adversely affect any Licensed Product in the Territory, and, in each case, any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any Five Prime Patents (collectively “Product Infringement”). Each Party shall also notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any Patent that claims Zai Collaboration IP that is solely owned by Zai (“Zai Collaboration Patent”), which infringement adversely affects or is expected to adversely affect any Licensed Product outside of the Territory, including any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any such Patent(s) (an “Ex-Territory Infringement”). For clarity, Product Infringement and Ex-Territory Infringement, in each case, exclude any adversarial Patent Prosecution proceedings.

(b)Enforcement Rights.

(i)Five Prime shall have the first right to bring and control any legal action to enforce Five Prime Patents (including Joint Patents) against any Product Infringement in the Territory at its own expense as it reasonably determines appropriate, and Five Prime shall consider in good faith the interests of Zai in such enforcement of the Five Prime Patents. If Five Prime or its designee fails to abate such Product Infringement in the Territory or to file an action to abate such Product Infringement in the Territory within [***] after a written request from Zai to do so, or if Five Prime discontinues the prosecution of any such action after filing without abating such infringement, then Zai shall have the right to enforce the Five Prime Patents against such Product Infringement in the Territory at its own expense as it reasonably determines appropriate provided that (A) Five Prime does not provide reasonable rationale for not doing so or continuing to do so (including a substantive concern regarding counter-claims by the infringing Third Party) and (B) Zai shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any Five Prime Patent without the prior written consent of Five Prime. Zai shall have the sole right to bring and control any legal action to enforce Zai Patents against any Product Infringement in the Territory at its own expense as it reasonably determines appropriate. Zai shall not have the right to enforce any Five Prime Patent outside of the Territory without the prior written consent of Five Prime.

(ii)Zai shall have the first right to bring and control any legal action to enforce any Zai Collaboration Patent against any Ex-Territory Infringement outside of the Territory at its own expense as it reasonably determines appropriate, and Zai shall consider in good faith the interests of Five Prime in such enforcement of the Zai Collaboration Patents. If Zai or its designee fails to abate such Ex-Territory Infringement outside of the Territory or to file an action to abate such Ex-Territory Infringement outside of the Territory within [***] after a written request from Five Prime to do so, or if Zai discontinues the prosecution of any such

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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action after filing without abating such infringement, then Five Prime shall have the right to enforce such Zai Collaboration Patents against such Ex-Territory Infringement outside the Territory at its own expense as it reasonably determines appropriate provided that (A) Zai does not provide reasonable rationale for not doing so or continuing to do so (including a substantive concern regarding counter-claims by the infringing Third Party) and (B) Five Prime shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any Zai Collaboration Patent without the prior written consent of Zai.

(c)Cooperation. At the request of the Party bringing an action related to Product Infringement or Ex-Territory Infringement, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action, at each such Party’s sole cost and expense.

(d)Recoveries. Any recoveries resulting from an enforcement action relating to a claim of Product Infringement in the Territory or Ex-Territory Infringement outside of the Territory shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses shall be, (i) if Five Prime is the enforcing Party, [***], or (ii) if Zai is the enforcing Party, [***].

(e)Continuing Infringement. With respect to any continuing Product Infringement of the Five Prime Patents in a region in the Territory, if (i) Five Prime or its designee fails to abate such infringement or file an action to abate such infringement within [***] after receiving Zai’s written request pursuant to Section 13.3(b)(i)), or if Five Prime discontinues the prosecution of any such action after filing without abating such infringement, and (ii) Zai notifies Five Prime that it wishes to exercise its right to enforce the Five Prime Patents against such Product Infringement pursuant to Section 13.3(b)(i) and Five Prime provides notice to Zai that Five Prime has a reasonable rationale for denying such exercise in accordance with Section 13.3(b)(i)(A) (which notice must be provided to Zai within ten Business Days from the date of Zai’s notice to Five Prime pursuant to Section 13.3(b)(i)), then, from the date of such notice from Five Prime pursuant to Section 13.3(b)(i)(A) until such time as such Product Infringement is abated, the royalty rate that would otherwise be owed under Section 9.3 for the applicable Licensed Product in such region during each applicable Calendar Quarter shall be reduced to [***].

13.4Infringement of Third Party Rights.

(a)Notice. If any Licensed Product used or sold by Zai, its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent or other rights in the Territory that are owned or controlled by such Third Party, Zai shall promptly notify Five Prime within [***] after receipt of such claim or assertion and such notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties shall assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)Defense. Zai shall be solely responsible for the defense of any such infringement claims brought against Zai, at Zai’s cost and expense; provided that Zai shall not agree to any settlement, consent to judgment or other voluntary final disposition in connection with such defense action without Five Prime’s consent if such settlement, consent to judgment or other voluntary final disposition would (a) result in the admission of any liability or fault on behalf of Five Prime, (b) result in or impose any payment obligations upon Five Prime, or (c) subject Five Prime to an injunction or otherwise limit Five Prime’s ability to take any actions or refrain from taking any actions under this Agreement or with respect to any Licensed Antibody or Licensed Product. Zai shall keep Five Prime informed on the status of such defense action, and Five Prime shall have the right, but not the obligation, to participate and be separately represented in such defense action at its sole option and at its own expense.

13.5Patents Licensed From Third Parties. Each Party’s rights under this Article 13 with respect to the prosecution and enforcement of any Five Prime Patent that is licensed by Five Prime from a Third Party shall be subject to the rights of such Third Party to prosecute and enforce such Patent.

13.6Product Trademarks. Subject to Section 8.4(c), Zai shall have the right to brand Licensed Products in the Territory using trademarks, logos, and trade names it determines appropriate for such Licensed Products, which may vary by region or within a region (the “Product Marks”); provided, however, that Zai shall provide Five Prime with a reasonable opportunity to review and provide comments on each proposed Product Mark, shall give due consideration to Five Prime’s comments before selecting any Product Mark, and shall not use any trademarks or house marks of Five Prime (including Five Prime’s corporate name) or any trademark confusingly similar thereto without Five Prime’s prior written consent. Zai shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory that it determines reasonably necessary, at Zai’s cost and expense.

13.7Patent Marking. Zai shall mark all Licensed Products in accordance with the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same. To the extent permitted by Applicable Laws, Zai shall indicate on the product packaging, advertisement and promotional materials that such Licensed Product is in-licensed from Five Prime.

article 14
TERMS AND TERMINATION

14.1Term.  This Agreement shall be effective as of the Effective Date, and shall continue, on a region-by-region basis, in effect until the expiration of and payment by Zai of all of Zai’s royalty payment obligations set forth in Section 9.3 applicable to such Licensed Product and such region (the “Term”). On a region-by-region basis, upon the natural expiration of this Agreement as contemplated in this Section 14.1, the Exclusive License and Research License in such region shall become fully paid-up, perpetual, irrevocable and non-exclusive with respect to all activities, except for Commercialization of Licensed Products in the Field pursuant to the Exclusive License, which shall remain exclusive to Zai until the [***] of the date of such natural expiration (the “Exclusive Tail Expiration Date”), at which time the Exclusive License shall become non-exclusive with respect to all activities.  In addition, on a region-by-region basis, upon the natural expiration of this Agreement, Five Prime shall have, and Zai hereby grants to Five Prime, effective upon such expiration, a non-exclusive, fully-paid up, perpetual, irrevocable

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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and sublicensable (through multiple tiers) license under the Zai IP and Zai Collaboration IP to develop, make, have made, distribute, use, sell, offer for sale, import and otherwise commercialize Licensed Products (i) outside the Territory, and (ii) in any region in the Territory in which the Agreement has naturally expired; provided, however, that Five Prime shall not sell, offer for sale or otherwise Commercialize Licensed Products in any such region before the Exclusive Tail Expiration Date for such region and, after such Exclusive Tail Expiration Date, Five Prime shall not sell, offer for sale or otherwise Commercialize Licensed Products in such region pursuant to any Regulatory Approval under which Zai was selling, offering for sale or otherwise Commercializing Licensed Products in the Territory during the Term.  For the avoidance of doubt, Five Prime shall be permitted to sell, offer for sale or otherwise Commercialize Licensed Products in any region in the Territory after the Exclusive Tail Expiration Date in such region under a new Regulatory Approval obtained by or on behalf of Five Prime following the expiration of the Term.

14.2Termination

(a)Termination by Zai for Convenience. At any time, Zai may terminate this Agreement by providing written notice of termination to Five Prime, which notice includes an effective date of termination at least [***] after the date of the notice.

(b)Termination for Material Breach.

(i)If either Party believes in good faith that the other is in material breach of its obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party stating the cause and proposed remedy. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have [***] from such notice to dispute or cure such breach, provided that if such breach is not reasonably capable of cure within such [***] period, but is capable of cure within [***] from such notice, the breaching Party may submit, within [***] of such notice, a reasonable cure plan to remedy such breach as soon as possible and in any event prior to the end of such [***], and, upon such submission, the [***] cure period shall be automatically extended for so long as the breaching Party continues to use diligent efforts to cure such breach in accordance with the cure plan, but for no more than [***]. For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [***] from the receipt of the notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. If the allegedly breaching Party in good faith disputes such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter shall be addressed under the dispute resolution provisions in Article 15, and the termination shall not become effective unless and until it has been determined under Article 15 that the allegedly breaching Party is in material breach of this Agreement. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. Section 14.2(b)(i) shall not apply to or encompass a breach (or alleged breach) of Zai’s diligence obligations pursuant to Section 5.1 or Section 8.1, which shall be governed solely by Section 14.2(b)(ii).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(ii)(1) Subject to the provisions of this Section 14.2(b)(ii), Five Prime shall have the right to terminate this Agreement in its entirety if Zai is in material breach of its diligence obligations pursuant to Section 5.1 and Five Prime shall have the right to terminate this Agreement on a region-by-region basis with respect to all Licensed Products in such region in the Territory if Zai is in material breach of its diligence obligations pursuant to Section 8.1 with respect to such region; provided, however, this Agreement shall not so terminate unless (A) Five Prime provides Zai with written notice of Five Prime’s intent to terminate, stating the reasons and justification for such termination and recommending steps which Five Prime believes Zai should take to cure such alleged breach, and (B) Zai, or its Affiliates or sublicensee, has not (x) during the [***] period following such notice, provided Five Prime with a plan for curing such breach and (y) during the [***] period following such notice carried out such plan and cured such alleged breach (subject to extension as set forth in Section 14.2(b)(i) above).

(2) If Zai disputes in good faith the existence or materiality of an alleged breach specified in a notice provided by Five Prime pursuant to Section 14.2(b)(ii)(1), and if Zai provides notice to Five Prime of such dispute within the thirty [***] following such notice provided by Five Prime, Five Prime shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure by Zai has been determined in accordance with Article 15 and Zai fails to cure such breach within [***] following such determination (subject to extension as set forth in Section 14.2(b)(i) above). It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

(c)Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Five Prime may immediately terminate this Agreement in its entirety if Zai or its Affiliates or sublicensees, individually or in association with any other Person, commences a legal action challenging the validity, enforceability or scope of any Five Prime Patents anywhere in the world (a “Patent Challenge”). For the avoidance of doubt, the foregoing right of termination shall not apply with respect to any Patent Challenge where the Patent Challenge is (i) based solely on the scope of a Five Prime Patent or whether a claim therein qualifies as a Valid Claim and made in defense of a breach claim first brought by Five Prime against Zai pursuant to this Agreement or (ii) brought by a sublicensee of Zai and Zai has terminated the applicable sublicense agreement following notice thereof. For clarity, if a Third Party that is not a sublicensee of Zai commences a legal action challenging the validity, enforceability or scope of any Five Prime Patents anywhere in the world, and Zai’s sole involvement in such action is to respond to a subpoena or take another action that is otherwise compelled by Applicable Law, then such involvement shall not be deemed to be a Patent Challenge.

(d)Termination for Insolvency. Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)Full Force and Effect During Notice Period. This Agreement shall remain in full force and effect until the expiration of the applicable termination notice period. For clarity, if any milestone event is achieved during the termination notice period, then the corresponding milestone payment is accrued and Zai shall remain responsible for the payment of such milestone payment even if the due date of such milestone payment may come after the effective date of the termination.

14.3Effect of Termination. Upon the termination of this Agreement:

(a)Licenses. The Licenses and all other rights granted by Five Prime to Zai under the Five Prime IP shall terminate and all sublicenses granted by Zai shall also terminate. In addition, upon the termination of this Agreement Five Prime shall have, and Zai hereby grants to Five Prime, effective upon such termination, (i) a worldwide, non-exclusive, fully-paid up, perpetual, irrevocable and sublicensable (through multiple tiers) license under the Zai IP to develop, make, have made, distribute, use, sell, offer for sale, import and otherwise commercialize Licensed Products, and (ii) an exclusive, fully-paid, royalty-free, perpetual, irrevocable and sublicenseable (through multiple tiers) license under the Zai Collaboration IP to develop, make, have made, distribute, use, sell, offer for sale, import and otherwise commercialize Licensed Products.

(b)Regulatory Submissions. Upon Five Prime’s written request, Zai shall provide Five Prime with copies of all Regulatory Submissions for Licensed Products. Zai shall either assign to Five Prime or provide Five Prime with a right of reference with respect to such Regulatory Submissions, as Five Prime determines at its reasonable discretion, at Zai’s cost and expense. In addition, upon Five Prime’s written request, Zai shall, at its cost and expense, provide to Five Prime copies of all material related documentation, including material non-clinical, preclinical and clinical data that are held by or reasonably available to Zai, its Affiliates or sublicensees. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange, provided that Five Prime will assume all safety and safety database activities no later than [***] after termination.

(c)Trademarks. Zai shall transfer and assign, and shall ensure that its Affiliates transfer and assign, to Five Prime, at no cost to Five Prime, all Product Marks relating to any Licensed Product and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logos of Zai or its Affiliates or sublicensees). Five Prime and its Affiliates and licensees shall have the right to use other identifiers specific to any Licensed Product (e.g., Zai compound identifiers). Zai shall also transfer to Five Prime any in-process applications for generic names for any Licensed Product.

(d)Inventory. At Five Prime’s election and request, Zai shall transfer to Five Prime or its designee some or all inventory of Licensed Antibody and Licensed Products (including all final product, bulk drug substance, intermediates, works-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession or control of Zai, its Affiliates or sublicensees; provided that Five Prime shall pay Zai a price equal to Zai’s fully burdened manufacturing cost of such transferred Licensed Antibody and Licensed Products.

(e)Wind Down and Transition. Zai shall be responsible, at its own cost and expense, for the wind-down of Zai’s, its Affiliates’ and its sublicensees’ Development, manufacture and Commercialization activities for Licensed Products. Zai shall, and shall cause

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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its Affiliates and sublicensees to, reasonably cooperate with Five Prime to facilitate orderly transition of the Development, manufacture and Commercialization of Licensed Products to Five Prime or its designee, including (i) assigning or amending as appropriate, upon request of Five Prime, any agreements or arrangements with Third Party vendors (including distributors) to Develop, manufacture, promote, distribute, sell or otherwise Commercialize Licensed Products or, to the extent any such Third Party agreement or arrangement is not assignable to Five Prime, reasonably cooperating with Five Prime to arrange to continue to provide such services for a reasonable time after termination; and (ii) to the extent that Zai or its Affiliate is performing any activities described above in (i), reasonably cooperating with Five Prime to transfer such activities to Five Prime or its designee and continuing to perform such activities on Five Prime’s behalf for a reasonable time after termination until such transfer is completed.

(f)Ongoing Clinical Trial. If, at the time of such termination, Zai or its Affiliates are conducting any Clinical Trials, then, at Five Prime’s election on a Clinical Trial-by-Clinical Trial basis: (i) Zai shall fully cooperate, and shall ensure that its Affiliates fully cooperate, with Five Prime to transfer the conduct of such Clinical Trial to Five Prime or its designees effective as of [***] after the termination effective date, and Five Prime shall assume any and all liability for the conduct of such transferred Clinical Trial after the effective date of such transfer (except to the extent arising prior to the transfer date or from any willful misconduct or negligent act or omission by Zai, its Affiliates or their respective employees, agents and contractors); and (ii) Zai shall, [***], orderly wind-down the conduct of any such Clinical Trial that is not assumed by Five Prime under clause (i) above.

(g)Return of Confidential Information. At Five Prime’s election, Zai shall return (at Five Prime’s expense) or destroy all tangible materials comprising, bearing or containing any Confidential Information of Five Prime that are in Zai’s or its Affiliates’ or sublicensees’ possession or control and provide written certification of such destruction; provided that Zai may retain one copy of such Confidential Information for its legal archives, and provided further, that Zai shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

14.4Alternative Remedy for Termination. If Zai has the right to terminate this Agreement pursuant to Section 14.2(b) on account of Five Prime’s uncured material breach, then Zai may elect by written notice to Five Prime within [***] following the expiration of all applicable cure periods, to exercise its rights under this Section 14.4 as a sole and exclusive remedy in lieu of exercising its right under Section 14.2(b). For clarity, if Five Prime disputes Zai’s right to terminate pursuant to Section 14.2(b) following Zai’s election under this Section 14.4, the Parties shall resolve any such dispute under Section 15.3. Upon a final determination by an arbitrator pursuant to Section 15.3 of an uncured material breach of this Agreement by Five Prime, or, if dispute resolution procedures were not initiated by Five Prime within [***] after Zai’s written notice of election under this Section 14.4, then this Agreement will remain in full force and effect, provided that Zai may thereafter reduce any [***] payments that accrue after the date of Zai’s notice of election under this Section 14.4 by [***], for the remainder of the Term, subject in all cases to Section 9.3(c)(iii).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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14.5Termination Press Releases. In the event of termination of this Agreement for any reason and subject to the provisions of Section 10.3, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by Applicable Laws, disclose such information without the prior approval of the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Laws and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

14.6Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of [***] shall survive the expiration or termination of this Agreement.

14.7Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

article 15
DISPUTE RESOLUTION

15.1General. The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”). Any Dispute, including Disputes that may involve the Affiliates of any Party, shall be resolved in accordance with this article 15.

15.2Negotiation; Escalation. The Parties shall negotiate in good faith and use reasonable efforts to settle any Dispute under this Agreement. Any Dispute as to the breach, enforcement, interpretation or validity of this Agreement shall be referred to the Executive Officers for attempted resolution. In the event the Executive Officers are unable to resolve such Dispute within [***] of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute shall be subject to arbitration in accordance with Section 15.3.

15.3Arbitration.

(a)In the event of a Dispute that cannot be resolved between the Parties or the Executive Officers as set forth in Section 15.2, either Party shall be free to institute binding arbitration with respect to such dispute in accordance with this Section 15.3 upon written notice to the other Party (an “Arbitration Notice”) and seek remedies as may be available. Any dispute unresolved under this Section 15.3 shall be settled by binding arbitration administered by [***] (or any successor entity thereto) and in accordance with the [***] then in effect and the [***] contained therein, as modified in this Section 15.3 (the “Rules”), except to the extent such rules are inconsistent with this Section 15.3, in which case this Section 15.3 shall control. The proceedings and decisions of the arbitrator shall be confidential, final and binding on the Parties, and judgment upon the award of such arbitrator may be entered in any court having jurisdiction thereof.

(b)Upon receipt of an Arbitration Notice by a Party, the applicable dispute shall be resolved by final and binding arbitration before a panel of three arbitrators (the “Arbitrators”), with each arbitrator having not less than [***] of experience in the biotechnology or pharmaceutical industry and subject matter expertise with respect to the matter subject to arbitration. Any Arbitrator chosen hereunder shall have educational training and industry

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute. Each Party shall promptly select one Arbitrator each, which selections shall in no event be made later than [***] after receipt of the Arbitration Notice. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrators chosen by the Parties, but in no event later than [***] after the date that the last of such Arbitrators was appointed.

(c)The Arbitrators’ decision and award shall be made within nine months of the filing of the arbitration demand, and the Arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the Parties or by the Arbitrators. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement. The Arbitrators shall, within [***] after the conclusion of the hearing, issue a written award and statement of decision describing the material facts and the grounds for the conclusions on which the award is based, including the calculation of any damages awarded. The decision of the Arbitrators shall be final, conclusive and binding on the Parties and enforceable by any court of competent jurisdiction.

(d)Each Party shall bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the Arbitrators and other related costs of the arbitration shall be shared equally by the Parties, unless the Arbitrators determine that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the Arbitrators may make an award of all or any portion of such expenses (including legal fees and expenses) so incurred.

(e)The Arbitrators shall be required to render the decision in writing and to comply with, and the award shall be limited by, any express provisions of this Agreement relating to damages or the limitation thereof. No Arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a proposal, and such award is expressly prohibited.

(f)Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, (A) the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding; and (B) in the event that the subject of the dispute relates to the exercise by a Party of a termination right hereunder, including in the case of a material breach of this Agreement, the effectiveness of such termination shall be stayed until the conclusion of the proceedings under this Section 15.3.

(g)All arbitration proceedings and decisions of the Arbitrators under this Section 15.3 shall be deemed Confidential Information of both Parties under Article 10. The arbitration proceedings shall take place in New York, New York, in the English language.

(h)Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights or trademark rights shall be submitted to a court of competent jurisdiction in the country in which such patent rights or trademark rights were granted or arose. Nothing in this Section 15.3 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

article 16
MISCELLANEOUS

16.1Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances (except for a strike, lockout or labor disturbance with respect to the non-performing Party’s respective employees or agents), fire, floods, earthquakes or other acts of God, or any generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations despite the ongoing circumstances

16.2Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, Five Prime may assign its rights to receive payments under this Agreement to one or more Entities without consent of Zai, and either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder (a) in whole or in part to an Affiliate of such Party, or (b) in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets, whether in a merger, acquisition, or similar transaction. Any attempted assignment not in accordance with this Section 16.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

16.3Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

16.4Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Five Prime:

Five Prime Therapeutics, Inc.
111 Oyster Point Boulevard
South San Francisco

California 94080
USA
[***]
[***]

with a copy to:

Five Prime Therapeutics, Inc.
111 Oyster Point Boulevard
South San Francisco

California 94080
USA
[***]
[***]

[***]

and a copy to (which shall not constitute notice):

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
USA
[***]
[***]

If to Zai:

Zai Lab (Shanghai) Co., Ltd.
4560 Jinke Rd, Bldg. 1, 4/F

Pudong, Shanghai, China, 201210
[***]
[***]

with a copy to:

Ropes & Gray LLP
800 Boylston Street

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

Boston, MA 02199-3600
[***]
[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by electronic mail or facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.

16.5Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations.

16.6Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties. The Parties agree that, effective as of the Effective Date, that certain Mutual Non-Disclosure Agreement between Zai and Five Prime dated as of July 9, 2017 (the “Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement. The foregoing shall not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.

16.7Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections of this Agreement.

16.8Independent Contractors. It is expressly agreed that Five Prime and Zai shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Five Prime nor Zai shall have the authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.

16.9Waiver. Any waiver of any provision of this Agreement shall be effective only if in writing and signed by Five Prime and Zai. No express or implied waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default. The failure or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

16.10Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

16.11Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws.

16.12Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

16.13Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.14Non-Solicitation of Employees. After the Effective Date and during the Term, each Party agrees that neither it nor any of its Affiliates shall recruit, solicit or induce any employee of the other Party that such Party knew was directly and substantially involved in the Development or Commercialization activities under this Agreement to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will. For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean (a) circumstances where an employee of a Party (i) initiates contact with the other Party or any of its Affiliates with regard to possible employment; or (ii) responds to general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements or postings, and (b) discussions, interviews, negotiations, offers or acceptances of employment or similar activities that arise as a result of circumstances described in (a).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

16.15Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “will”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits shall be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

16.16Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the Parties.

16.17Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

{Signature Page Follows}

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	EXECUTION

In Witness Whereof, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

Five Prime Therapeutics, Inc.		Zai Lab (Shanghai) Co., Ltd.

By:	/s/ Lewis T. Williams	By:	/s/ Samantha Du
Name:	Lewis T. Williams	Name:	Samantha Du
Title:	President & CEO	Title:	CEO

List of Exhibits

Schedule 2.3:	[***]
Exhibit A:	Five Prime Patents
Exhibit B:	Structure of FPA144
Exhibit C:	Allocation of Global Costs
Exhibit D:	Joint Press Release

Schedule 2.3

[***]

•

Exhibit A

Five Prime Patents

Exhibit B

Structure of FPA144

[***]

Exhibit C

Allocation of Global FPA144-004 Study Costs

[***]

Exhibit D

Joint Press Release

Five Prime Therapeutics and Zai Lab Announce Exclusive License Agreement for FPA144 Anti-FGFR2b Antibody in Greater China and Global Strategic Development Collaboration

Planned global Phase 3 FIGHT trial in front-line gastric and gastro-esophageal junction cancers to include sites in China where disease incidence is the highest in the world

SOUTH SAN FRANCISCO, Calif. and SHANGHAI, China, Dec. XX, 2017 -- Five Prime Therapeutics, Inc. (NASDAQ: FPRX), a biotechnology company discovering and developing innovative immuno-oncology protein therapeutics, and Zai Lab Limited (NASDAQ: ZLAB), a Shanghai-based innovative biopharmaceutical company, today announced an exclusive license agreement for FPA144 in Greater China and global strategic development collaboration. Five Prime’s FPA144 is a first-in-class isoform-selective, humanized monoclonal antibody in clinical development as a targeted immuno-therapy for tumors that overexpress FGFR2b, including gastric and gastro-esophageal junction cancer. China has one of the highest incidence rates of gastric cancer in the world, with approximately 680,000 new cases annually.1,2 The randomized, controlled Phase 3 portion of the FIGHT trial evaluating FPA144 plus chemotherapy is expected to start in the second half of 2018 and would serve as a global registrational study for the treatment of front-line gastric and gastro-esophageal junction cancers. Zai Lab will manage the Phase 3 portion of the trial in China.

“We believe Zai Lab is the right partner for FPA144 in Greater China for this innovative product,” said Aron Knickerbocker, Chief Operating Officer of Five Prime and incoming Chief Executive Officer (effective January 1, 2018). “China accounts for more than 40% of new gastric cancer cases globally2, so it is critical to align strategically with a strong collaborator with the infrastructure, relationships and resources to help us advance FPA144 global development expeditiously. Zai Lab is ideally positioned given their experienced leadership team, focus on innovative drugs, and established expertise and network within oncology. We look forward to working with Zai Lab to carry out our worldwide development program for FPA144 and accelerate enrollment in the global Phase 3 portion of the FIGHT trial.”

“Five Prime has pioneered the development of some very exciting and highly-targeted antibodies, including FPA144, which we believe holds tremendous promise for cancer patients in Greater China. We are committed to working with Five Prime to accelerate the global development timelines for this important investigational therapy,” stated Samantha Du, Chairman and CEO of Zai Lab. “This strategic collaboration highlights the strength of our team and business model as the partner of choice in China and in delivering innovative therapies to patients in China and beyond.”

Under the terms of the agreement, Five Prime has granted Zai Lab an exclusive license to develop and commercialize FPA144 in the Greater China territory: China, Hong Kong, Macau, and Taiwan. Zai Lab will be responsible for conducting the Phase 3 FIGHT trial in Greater China, including screening, enrollment and treatment of patients, and for commercialization of FPA144 in the Greater China territory.  Five Prime will manufacture and supply FPA144 for the study.  A Joint Steering Committee will be formed between the companies to oversee development, regulatory and commercialization activities in greater China. Five Prime will receive a $5 million upfront payment and is eligible to receive up to $39 million in development and regulatory milestone payments. Five Prime is also eligible to receive from Zai Lab a royalty percentage on net sales of FPA144 in Greater China ranging from the high teens to the low twenties. Given the strategic importance of China to the development and commercialization of FPA144 and to align the interests of the two companies globally, Zai Lab is also eligible to receive a low single-digit royalty from Five Prime on net sales of FPA144 outside of Greater China.

“Gastric cancer is the fifth most common cancer in the world and the second most common in China. Patients whose tumors overexpress FGFR2b or have FGFR2 gene amplification have an especially poor prognosis,” said Dr. Shukui Qin, the Executive Member of the Asian Clinical Oncology Society, Senior Vice President of Chinese Society of Clinical Oncology and the Director of Cancer Center of People’s Liberation Army. “I am encouraged that we may be able to identify those patients with companion diagnostics and potentially treat them more effectively with a highly targeted therapy like FPA144. There is a critical need for more effective and safe therapies for gastric cancer patients here, so I am pleased that I and my fellow oncologists throughout China can play an important role in the FIGHT trial.”

About FPA144

FPA144 is an isoform-selective, humanized monoclonal antibody in clinical development as a targeted immuno-therapy for tumors that overexpress FGFR2b, a splice variant of a receptor for some members of the fibroblast growth factor (FGF) family. FPA144 has also been engineered for enhanced antibody-dependent cell-mediated cytotoxicity (ADCC) to increase direct tumor cell killing by recruiting natural killer (NK) cells.

FPA144 is being evaluated as a potential treatment for gastric cancer and bladder cancer. In a Phase 1 trial, FPA144 demonstrated monotherapy activity in heavily pre-treated patients with FGFR2b-positive gastric cancer and did not exhibit certain toxicities that have been seen with less selective FGFR2 small molecule therapeutics. An estimated 10% patients with gastric cancer have tumors that overexpress FGFR2b or have FGFR2 gene amplification, which is associated with poor prognosis.

About Five Prime

Five Prime Therapeutics, Inc. (NASDAQ:FPRX) discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime's comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area with significant therapeutic potential and a growing focus of the company's R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

About Zai Lab

Zai Lab (NASDAQ:ZLAB) is a Shanghai-based innovative biopharmaceutical company focused on bringing transformative medicines for cancer, autoimmune and infectious diseases to patients in China and around the world. The company’s experienced team has secured partnerships with leading global biopharma companies, generating a broad pipeline of innovative drug candidates targeting the fast-growing segments of China’s pharmaceutical market and global unmet medical needs. Zai Lab’s vision is to become a fully integrated biopharmaceutical company, discovering, developing, manufacturing and commercializing its partners’ and its own products in order to impact human health worldwide.

Five Prime Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements about (i) the timing of the initiation, progress and scope of the FIGHT clinical trial; (ii) the potential use of FPA144 to treat patients with gastric and gastro-esophageal junction cancer; (iii) the extent of FGFR2 gene amplification and FGFR2b protein overexpression in patients with gastric and gastro-esophageal junction cancer; and (iv) Five Prime's potential receipt of milestone payments and royalties.  Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during non-clinical or clinical studies, clinical site activation rates or clinical trial enrollment rates that are lower than expected and changes in expected or existing competition.  Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Zai Lab Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements,” including, without limitation, statements regarding the timing of the initiation, progress and scope of the FIGHT clinical trial, the potential use of FPA144 to treat patients with gastric and gastro-esophageal junction cancer, Five Prime's potential receipt of milestone payments and royalties from Zai Lab and Zai Lab’s potential receipt of royalties from Five Prime. You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on Zai Lab’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Zai Lab’s filings with the Securities and Exchange Commission. Zai Lab undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

REFERENCES:

1 Translational Gastrointestinal Cancer, Vol 2, Supplement 1 (June 2013); A current view of gastric cancer in China, Zhaode Bu, Jiafu Ji

2 CA: A Cancer Journal for Clinicians, 25 January 2016; Cancer statistics in China, 2015, Wanqing Chen et al

FIVE PRIME CONTACT:

Derek Cole

Investor Relations Advisory Solutions

720-785-4497

derek.cole@iradvisory.com

ZAI LAB CONTACTS:

Zai Lab

Jonathan Wang

+86 21 6163 2588

jwang@zailaboratory.com

The Trout Group

John Graziano

+1 646 378 2942

jgraziano@troutgroup.com